Exhibit (k)(8)

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 25, 2019

between

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND

and

THE BANK OF NOVA SCOTIA

Prepared by:

Bryan Cave Leighton Paisner LLP

1290 Avenue of the Americas

New York, New York 10104 3300

(i)

(ii)

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Written Borrowing Request
Exhibit C	Form of Closing Certificate
Exhibit D	Form of Federal Reserve Form FR U-1
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Borrowing Base Report

(iii)

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 25, 2019, between Blackstone / GSO Long-Short Credit Income Fund, a Delaware statutory trust, and The Bank of Nova Scotia.

WHEREAS, reference is made to the Amended and Restated Credit Agreement, dated as of June 20, 2018 (the “Existing Effective Date”), between Blackstone / GSO Long-Short Credit Income Fund, a Delaware statutory trust, and The Bank of Nova Scotia (as amended, supplemented or otherwise modified from time to time to but excluding the Existing Effective Date, the “Existing Credit Agreement”);

WHEREAS, on the Effective Date (as hereinafter defined), the outstanding principal balance of the Loans is $110,500,000 (the “Effective Date Loan Balance”); and

WHEREAS, the Borrower and the Bank (in each case under and as defined in the Existing Credit Agreement) wish to amend, restate, replace and supersede, in its entirety, without a breach in continuity and without constituting a novation, the Existing Credit Agreement.

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of the mutual promises and agreements of the parties which are set forth herein, the parties hereto hereby agree, subject to the satisfaction of the terms and conditions set forth herein, that the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1    Defined Terms

As used in this Credit Agreement, the following terms have the meanings specified below:

“ABR Loan” means a Loan (or any portion thereof) bearing interest based on the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adverse Claim” means any Lien in favor of any Person other than, in the case of the Borrower, Liens permitted under Section 7.2 (other than Section 7.2(f)).

“Affected Loan” has the meaning set forth in Section 3.5(a).

“Affected Person” means the Borrower or any officer, director, trustee or employee of the Borrower, or any agent of the Borrower that will act in any capacity with respect to this Agreement.

“Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Aggregate Loan Balance” means, on any date of determination, an amount equal to the sum of the Tranche A Loan Balance and the Tranche B Loan Balance.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) 1.00% plus the Federal Funds Effective Rate in effect on such day, and (iii) 1.00% plus the Overnight Eurodollar Rate in effect on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Overnight Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or the Overnight Eurodollar Rate.

“Anti-Corruption Law” means, with respect to any Affected Person, the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to such Affected Person.

“Anti-Terrorism Law” means, with respect to any Person, any applicable law, rule or regulation related to financing terrorism including (a) the Patriot Act, (b) the Currency and Foreign Transactions Reporting Act, (31 U.S.C. §§ 5311-5330) (also known as the “Bank Secrecy Act”), (c) the Trading With the Enemy Act, (50 U.S.C. § 1 et seq.), (d) Executive Order 13224 (effective September 24, 2001), and (e) the International Economic Emergency Powers Act, (15 U.S.C. § 1701 et seq.).

“Applicable Accounting Principles” means, with respect to the Borrower, those accounting principles required by the ICA and prescribed by the SEC for the Borrower and, to the extent not so required or prescribed, GAAP.

“Applicable Margin” means, as applicable:

(a)    prior to the Effective Date, as to all Loans, the rate per annum specified from time to time in the Existing Credit Agreement as the interest rate spread;

(b)    on and after the Effective Date:

(i)     in the case of Tranche A Loans, 0.85%; and

(ii)     in the case of Tranche B Loans consisting of (x) Short Term LIBOR Loans, 1.15%, or (y) Long Term LIBOR Loans, 1.00%.

“Applicable Maturity Date” means, in the case of (i) the Tranche A Loans, the Tranche A Maturity Date, and (ii) the Tranche B Loans, the Tranche B Maturity Date.

“Applicable Money Market” means any money market applicable to LIBOR Loans.

“Applicable Rate” means, with respect to each (a) LIBOR Loan, the Adjusted LIBO Rate plus the Applicable Margin, and (b) ABR Loan, the Alternate Base Rate.

“Approved Amount” means (a) in connection with any borrowing, conversion, continuation or prepayment of a LIBOR Loan, $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) in connection with any borrowing or prepayment of any other Loan, $1,000,000 or an integral multiple of $100,000 in excess thereof.

“Asset-backed Security” means a type of bond or note that is based on one or more pools of assets, or collateralized by the cash flows from one or more pools of underlying assets, and includes collateralized bond obligations, collateralized loan obligations, collateralized mortgage obligations, and credit linked notes.

“Bank” means The Bank of Nova Scotia.

“Bank Loan” means a debt obligation, other than a Security or a participation in such debt obligation, customarily referred to by investors as a “bank loan”.

“Bank Loan Participation” means a participation interest in a Bank Loan.

“Basel III” means, collectively, those certain agreements on capital and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and “Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools,” as published by the Basel Committee on Banking Supervision in January 2013 (as revised from time to time), and, in each case, as implemented by the Bank’s primary United States bank regulatory authority.

“Board” means the Borrower’s board of trustees.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Blackstone / GSO Long-Short Credit Income Fund, a Delaware statutory trust.

“Borrowing Base” means, at the relevant time of reference thereto, an amount equal to the sum of the following items to the extent that (a) they are unrestricted as to sale (Rule 144A Securities that are freely traded among “qualified Institutional buyers” (within the meaning of Rule 144A) shall not be deemed to be restricted as to sale solely as a result of the restrictions and other limitations on transfer and offers to transfer contained in the Securities Act), (b) they are free and clear of any Adverse Claim, (c) the Bank has a first priority (subject to Permitted Charges (as defined in the Security Agreement)) perfected security interest pursuant to the Security Documents, (d) they are permitted to be purchased and held by the Borrower in accordance with the ICA, the Prospectus and the Fundamental Policies, and (e) they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles:

(i)	100% of the aggregate Value of all Cash Equivalents;

(ii)	95% of the aggregate Value of all U.S. Government Securities other than Cash Equivalents;

(iii)	90% of the aggregate Value of all Eligible Commercial Paper;

(iv)	75% of the aggregate Value of all Class A1 Loans, Class A2 Loans, and Tier 1 Bonds;

(v)	60% of the aggregate Value of all Class B1 Loans, Class B2 Loans, and Tier 2 Bonds;

(vi)	50% of the aggregate Value of all Eligible Equity Securities and all Tier 3 Bonds; and

(vii)	20% of the aggregate Value of all Tier 4 Bonds;

provided, however, that

(1) if, but for this clause (1), in excess of 7.5% of the Borrowing Base would be attributable to any single Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(2) if, but for this clause (2), in excess of 5.0% of the Borrowing Base would be attributable to any single Issuer (excluding up to three (3) separate Issuers), the amount of such excess shall not be included in the calculation of the Borrowing Base;

(3) if, but for this clause (3), in excess of 25% of the Borrowing Base would be attributable to any single industry using the Bloomberg industry group classifications set forth on Bloomberg page “Bloomberg Industry Group Classification Systems,” the amount of such excess shall not be included in the calculation of the Borrowing Base;

(4) if, but for this clause (4), in excess of 20% of the Borrowing Base would be attributable to any single industry using the Bloomberg industry group classifications set forth on Bloomberg page “Bloomberg Industry Group Classification Systems” (excluding up to two (2) such separate industries), the amount of such excess shall not be included in the calculation of the Borrowing Base;

(5) if, but for this clause (5), in excess of 20% of the Borrowing Base would be attributable to one or more Issuers that are not U.S. Issuers, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(6) if, but for this clause (6), in excess of 20% of the Borrowing Base would be attributable to one or more investments denominated or otherwise priced in any currency other than Dollars, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(7) if, but for this clause (7), in excess of 10% of the Borrowing Base would be attributable to Class A1 Loans and Class B1 Loans that, in either case, are unrated by both S&P and Moody’s, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(8) if, but for this clause (8), in excess of 25% of the Borrowing Base would be attributable to Class A1 Loans and Class B1 Loans that, in either case are rated CCC+ or lower by S&P or Caa1 or lower by Moody’s, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(9) if, but for this clause (9), in excess of 20% of the Borrowing Base would be attributable to Class A2 Loans and Class B2 Loans, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(10) if, but for this clause (10), in excess of 5% of the Borrowing Base would be attributable to Tier 4 Bonds, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

(11) notwithstanding anything to the contrary contained in this defined term, the Value of all investments in the sovereign debt of each Restricted Nation (and each political subdivision thereof) shall not be included in the calculation of the Borrowing Base.

“Borrowing Base Report” means a Borrowing Base Report of the Borrower signed by an authorized signatory thereof and in substantially the form of Exhibit F attached hereto.

“Borrowing Request” means a request in accordance with Section 2.2 for a Loan or a conversion or continuation of a Loan and, if required in writing, in the form of Exhibit B.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a LIBOR Loan or the determination of the Overnight Eurodollar Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Cash Equivalents” means, as of any date, (a) U.S. Government Securities maturing within 180 days from such date, (b) demand deposits in the Custody Account (as defined in the Security Agreement), (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from such date issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Eligible Bank, and (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) of this definition and entered into with an Eligible Bank.

“Change in Circumstance” means any Change in Law that shall (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank or (b) impose on the Bank or any Applicable Money Market any other condition affecting this Credit Agreement or any Loan.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by the Bank (or, for purposes of Section 3.3(b), by any lending office of the Bank or by the Bank’s holding company) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that for purposes of this Credit Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, all requests, rules, guidelines or directives in connection therewith and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and become effective after the date hereof.

“Class A1 Loan” means, at any time, (a) an Eligible Bank Loan that (i) is a first lien loan, and (ii) has a market value, as determined by at least one Pricing Service, of at least 90% of the par value thereof, or (b) an Eligible Bank Loan Participation in any Eligible Bank Loan that meets all of the criteria in clause (a) immediately above.

“Class A2 Loan” means, at any time, (a) an Eligible Bank Loan that (i) is unsecured, (ii) has a market value, as determined by at least one Pricing Service, of at least 90% of the par value thereof, and (iii) is Rated BBB- or better by S&P or Baa3 or better by Moody’s, or (b) an Eligible Bank Loan Participation in any Eligible Bank Loan that meets all of the criteria in clause (a) immediately above.

“Class B1 Loan” means, at any time, (a) an Eligible Bank Loan (other than a Class A1 Loan) that (i) is a first lien loan, and (ii) has a market value, as determined by at least one Pricing Service, of at least 60% of the par value thereof, or (b) an Eligible Bank Loan Participation in any Eligible Bank Loan that meets all of the criteria in clause (a) immediately above.

“Class B2 Loan” means, at any time, (a) an Eligible Bank Loan (other than a Class A2 Loan) that (i) is unsecured, (ii) has a market value, as determined by at least one Pricing Service, of at least 60% of the par value thereof, and (iii) is Rated BBB- or better by S&P or Baa3 or better by Moody’s, or (b) an Eligible Bank Loan Participation in any Eligible Bank Loan that meets all of the criteria in clause (a) immediately above.

“Code” means the Internal Revenue Code of 1986.

“Commitments” means, collectively, the Tranche A Commitment and the Tranche B Commitment.

“Control Agreement” means the Collateral Account Control Agreement, dated as of July 29, 2014, among the Borrower, the Bank and The Bank of New York Mellon.

“Convertible Security” means any debt security issued by a Person that is convertible, at the option of the holder thereof, into common equity of such Person or any other Person.

“Credit Agreement” means this Second Amended and Restated Credit Agreement.

“Custodian” means The Bank of New York Mellon, in its capacity as custodian under the Custody Agreement.

“Custody Agreement” means the Custody Agreement, dated as of July 29, 2014, by and between the Borrower and The Bank of New York Mellon, in its capacity as custodian thereunder.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” has the meaning set forth in Section 5.1.

“Effective Date Loan Balance” has the meaning set forth in the recitals to this Credit Agreement.

“Eligible Bank” means, as of any date, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $25 billion.

“Eligible Bank Loan” means, as of any date, a Bank Loan (a) with an initial tranche size of at least $250,000,000 or the Dollar equivalent, (b) with a remaining maturity of eight years or less, (c) other than a loan to a debtor-in-possession, (d) that does not contain any PIK interest or PIK interest option, (e) that is either (i) a first lien loan or (ii) an unsecured loan Rated BBB- or higher by S&P or Baa3 or higher by Moody’s, (f) that is not in default (i) with respect to any payment of principal or interest, or (ii) for any other default, for over sixty (60) days, (g) having a market value, as determined by at least one Pricing Service, of at least 60% of the par value thereof, (h) that is a floating rate loan, and (i) in respect of which the Borrower’s interest is not in excess of 20% of the tranche thereof of which it is a part.

“Eligible Bank Loan Participation” means, as of any date, a Bank Loan Participation (a) in an Eligible Bank Loan, (b) that is not a sub-participation, and (c) with respect to which the counterparty thereto is an Eligible Bank.

“Eligible Bond” means, as of any date, an Eligible Security (a) that is a debt obligation, (b) that was part of an initial issuance of at least $250,000,000 or the Dollar equivalent, (c) with a remaining maturity of ten years or less, (d) that was not issued by a debtor-in-possession, (d) that does not contain any PIK interest or PIK interest option, (e) that is not in default (i) with respect to any payment of principal or interest, or (ii) for any other default, for over sixty (60) days, and (f) having a market value, as determined by at least one Pricing Service, of at least 60% of the par value thereof.

“Eligible Commercial Paper” means a note (a) other than (i) an Asset-backed Security, (ii) a note issued in connection with a Bank Loan or a Bank Loan Participation, or (iii) a Convertible Security, (b) issued by a U.S. Issuer, (c) having a maturity of 270 days or less, and (d) Rated A2 or better by S&P or P2 or better by Moody’s.

“Eligible Equity Security” means, as of any date, an Eligible Security (a) that is not an Eligible Bond, (b) that is a common or preferred equity security, (c) listed on a nationally-recognized securities exchange, (d) the issuer of which has a market capitalization of not less than $250,000,000, and (e) that has a minimum share price of at least $1.00 or the Dollar equivalent thereof.

“Eligible Security” means a Security other than (a) an Asset-backed Security, (b) a Bank Loan, (c) a Bank Loan Participation, or (d) a Convertible Security.

“ERISA” means the Employee Retirement Income Security Act of 1974, or any successor statute.

“ERISA Group” means, with respect to any Person, such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414 of the Code.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Excluded Taxes” means, with respect to the Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (a) income or franchise Taxes imposed on (or measured by) its net income and branch profits Taxes, in each case, imposed (i) by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Bank, in which its applicable lending office is located, or (ii) as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient’s having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Bank (or any of its successors or assigns) with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such recipient acquires such interest in the Loan or Commitment or (ii) such recipient changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such recipient’s assignor immediately before such recipient acquired the applicable interest in a Loan or Commitment or to such recipient immediately before it changed its lending office, (c) any U.S. federal backup withholding Tax and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the recitals to this Credit Agreement.

“Existing Effective Date” has the meaning set forth in the recitals to this Credit Agreement.

“FATCA” means Section 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

“Federal Funds Effective Rate” means, for any day, the higher of (a) 0.00% and (b) a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the Business Day succeeding such next preceding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Bank.

“Federal Reserve Form” means a Form FR U-1 duly completed by the Bank and executed by the Borrower, the statements made in which shall, in the reasonable opinion of the Bank, permit the transactions contemplated hereby in compliance with Regulation U, together with all documents attached thereto.

“Financial Contract Liabilities” means, as of any date, the market value of the liabilities of the Borrower in respect of all Financial Contracts determined on a mark-to-market basis.

“Financial Contracts” means (a) any rate, basis, commodity, currency, debt, equity or other swap or swaption, (b) any put, cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt, equity or other futures or forward agreement, (d) any rate, basis, commodity, currency, debt, equity or other option, (e) any derivative, (f) any financial instrument whose value is derived from the value of something else, (g) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point or points in time, (h) any “swap agreement” within the meaning of Section 101(53B) of the Bankruptcy Code of the United States, (i) any foreign currency contract, repurchase agreement, reverse repurchase agreement, dollar roll, credit-linked note, indexed security, collateralized debt obligation, firm or standby commitment agreement, securities lending agreement, or when-issued contract, (j) any other arrangement similar to any of the foregoing, and (k) any other obligations that would be, but for the segregation of assets, Senior Securities Representing Indebtedness.

“Foreign Lender” has the meaning assigned to such term in Section 3.4(g).

“Fundamental Policies” means, collectively, (i) the policies and objectives for, and limits and restrictions on, investing by the Borrower set forth in its Prospectus as in effect on the Existing Effective Date and which may be changed only by a vote of a majority of the Borrower’s outstanding voting securities (as defined in Section 2(a)(42) of the ICA), and (ii) all policies limiting the incurrence of Indebtedness by the Borrower set forth in its Prospectus as in effect on the Existing Effective Date.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning correlative thereto.

“ICA” means the Investment Company Act of 1940.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of investments, property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (i) all Financial Contract Liabilities of such Person, (j) all obligations of such Person in respect of Senior Securities Representing Indebtedness, and (k) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.3(b).

“Indirect Fund” means an investment company (the “acquiring company”) that beneficially owns (a) in excess of 3.0% of the voting stock of any other investment company (other than a money market fund), (b) one or more securities, issued by another investment company (other than a money market fund), the aggregate value of which exceed 5.0% of the total assets of the acquiring company, or (c) one or more securities, issued by other investment companies (other than money market funds), the aggregate value of which exceed 10.0% of the total assets of the acquiring company.

“Interest Payment Date” means (a) with respect to each ABR Loan, the last Business Day of each calendar quarter, (b) with respect to each LIBOR Loan, the last day of the Interest Period applicable to such LIBOR Loan and, in the case of a LIBOR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to all Tranche A Loans, the Tranche A Maturity Date, and (d) with respect to all Tranche B Loans, the Tranche B Maturity Date.

“Interest Period” means, with respect to any LIBOR Loan, the period commencing on the date of the making of such LIBOR Loan (or the last date upon which any other Loan was converted to, or continued as, such LIBOR Loan) and ending on the numerically corresponding day in the calendar month that is one (1), three (3), six (6) or nine (9) months thereafter, as the Borrower may elect, or such other period as the Bank may agree in its sole and absolute discretion, provided that, (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Investment” means, with respect to any Person, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Financial Contracts) of such Person to (a) currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Financial Contract, or (c) any other medium for investment.

“Investment Adviser” means, with respect to the Borrower, the investment adviser or investment manager therefor.

“Issuer” means, with respect to any investment, (a) in the event such investment is a Security or commercial paper, the issuer thereof, (b) in the event such investment is a Bank Loan, the borrower thereunder, and (c) in the event such investment is a Bank Loan Participation, both the counterparty thereto and the borrower under the Bank Loan subject to such Bank Loan Participation.

“Latest Maturity Date” means, at any date of determination, the latest Applicable Maturity Date at such time, in each case as extended in accordance with this Credit Agreement from time to time.

“LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, the higher of (a) (i) 0.0% or (ii) the Screen Rate, provided that in the absence of the availability of the Screen Rate, the “LIBO Rate” shall be determined by reference to the rate at which Dollar deposits of $1,000,000 in immediately available funds for a maturity comparable to such Interest Period are offered by the principal office of the Bank to leading banks in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided further that in the event the principal office of the Bank is not making such offers, “LIBO Rate” shall mean such other rate reflecting the Bank’s cost of funds as determined by the Bank using any reasonable or prevailing method.

“LIBOR Loan” means a Loan (or any portion thereof) bearing interest based on the Adjusted LIBO Rate.

“Lien” means, with respect to (a) any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (b) any securities, any purchase option, call or similar right of a third party.

“Loan” means a Tranche A Loan or a Tranche B Loan and “Loans” means, collectively, the Tranche A Loans and the Tranche B Loans.

“Loan Documents” means this Credit Agreement, the Security Documents, the Note and all other agreements, and other documents evidencing or securing the Loans that are required to be executed and delivered by the Borrower pursuant to this Credit Agreement or the Security Documents, together with all amendments, supplements or other modifications thereto.

“Long Term LIBOR Loan” means a LIBOR Loan with an Interest Period of three (3), six (6) or nine (9) months.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the property, assets, income or financial condition of the Borrower, (b) the ability of the Borrower to perform any of its monetary or other material obligations under any Loan Document or (c) the rights of, or benefits available to, the Bank under any Loan Document.

“Material Indebtedness” means Indebtedness of the Borrower (other than Indebtedness under the Loan Documents) in an aggregate principal amount exceeding the Threshold Amount.

“Maximum Borrowing Value” means, at any time with respect to the Borrower’s assets constituting (a) Margin Stock, the “current market value” (within the meaning of Regulation U) thereof at such time, and (b) Non-Margin Assets, the “good faith loan value” (within the meaning of Regulation U) thereof at such time.

“Measurement Date” means (a) except as otherwise provided in clause (b) below, the date of the most recent audited financial statements of the Borrower which were delivered to the Bank prior to the date of this Credit Agreement, or (b) in the event that the Scheduled Commitment Termination Date shall have been extended pursuant to Section 2.3(d) or otherwise, the date of the most recent annual audited financial statements of the Borrower which were delivered to the Bank as of the date the Scheduled Commitment Termination Date was most recently so extended.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is subject to ERISA and to which any member of an ERISA Group is then making or accruing an obligation to make contributions.

“Net Asset Value” means, at any time of determination, an amount equal to Total Net Assets minus Senior Debt.

“Non-Margin Assets” means assets of the Borrower which do not constitute Margin Stock, provided, that, for purposes of this definition, “Non-Margin Assets” shall not include “puts, calls or combinations thereof” within the meaning of Regulation U.

“Non-Recourse Person” has the meaning assigned to such term in Section 1.4.

“Note” means the promissory note, substantially in the form of Exhibit A, payable to the Bank and dated the Effective Date, including all replacements thereof and substitutions therefor.

“Obligations” has the meaning assigned to such term in the Security Agreement.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Ordinary Liabilities” means, with respect to the Borrower as of any date, “all liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower other than (i) Senior Debt and (ii) the liquidation preference of preferred securities.

“Organization Documents” means, (a) with respect to any corporation, its certificate of incorporation or charter, and by-laws, (b) with respect to any partnership, its partnership agreement, (c) with respect to any limited liability company, its certificate of formation and limited liability company agreement, (d) with respect to any business trust or statutory trust, its certificate of trust, if any, and declaration of trust, and (e) with respect to any other Person, the counterpart documents thereof.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document, other than excise taxes or charges or levies arising from the use of Plan Assets to fund all or any portion of any Loan.

“Overnight Eurodollar Rate” means, with respect to any ABR Loan as of any date, the higher of (a) 0.0%, and (b) the Screen Rate, provided that in the absence of the availability of the Screen Rate, the “Overnight Eurodollar Rate” shall be determined by reference to the rate at which one Business Day Dollar deposits of $1,000,000 in immediately available funds are offered by the principal office of the Bank to leading banks in the London interbank market at approximately 11:00 a.m., London time, on such date (or, if such date is not a Business Day, the immediately preceding Business Day), provided further that in the event the principal office of the Bank is not making such offers, “Overnight Eurodollar Rate” shall mean such other rate reflecting the Bank’s cost of funds as reasonably determined by the Bank using any reasonable or prevailing method.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Permitted Investments” means all Investments of the Borrower, in each case (a) to the extent that the Borrower has the power and authority under its Organization Documents to invest therein, and (b) to the extent the investment therein, ownership thereof, or exposure thereto, by the Borrower is not prohibited by the Prospectus.

“Permitted Liens” means Liens permitted by Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK” means payable-in-kind.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained, or contributed to, by any member of an ERISA Group for employees of any member of an ERISA Group.

“Plan Assets” means the assets of any “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations promulgated thereunder.

“Preferred Asset Coverage” means, as of any date, the ratio on such date of (a) Total Net Assets to (b) the greater of (i) the Senior Securities of the Borrower, and (ii) one Dollar ($1).

“Preferred Stock” means Senior Securities (other than Senior Securities Representing Indebtedness) issued by the Borrower.

“Pricing Service” means Thompson Reuters LPC, Bloomberg L.P., ICE Data Services or IHS Markit Ltd.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Bank as its prime commercial lending rate; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit to borrowers.

“Prospectus” means the Borrower’s prospectus and statement of additional information, each dated January 26, 2011 and filed with the SEC pursuant to Rule 497(h) under the Securities Act, as in effect on the Effective Date.

“Rated” means, with respect to any investment that is required to have a rating by S&P or Moody’s for purposes of determining the Borrowing Base or other eligibility hereunder, that such investment has the rating required, provided that in the event any such investment is rated by both S&P and Moody’s and such ratings are split, then for purposes of the Borrowing Base such investment shall be deemed to be rated (a) in the event the split is by one level, at the higher rating, or (b) in the event the split is by more than one level, at one level below the higher rating.

“Register” has the meaning assigned to such term in Section 2.4(d).

“Regulated Investment Company” has the meaning set forth in Section 851 of the Code.

“Regulation D” means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Requirements of Law” has the meaning assigned to such term in Section 3.4(g)

“Restricted Nation” means Greece, Ireland, Italy, Portugal and Spain.

“Restricted Payment” means (a) any dividend or other distribution by the Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by the Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by the Borrower on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares, units or other equity interests.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means Securities issued in reliance on Rule 144A.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc., and any successor thereto.

“Sanctioned Jurisdiction” means, at any time, a country, region or territory that is, or whose government is, the subject or target of comprehensive country-based or region-based (not individual- or entity-based) Sanctions, which, on the date hereof, are, Cuba, Iran, North Korea, Crimea and Syria.

“Sanctioned Person” means, at any time, any Person that is the subject or target of any Sanction.

“Sanctions” has the meaning set forth in Section 4.15(a).

“Scheduled Tranche A Commitment Termination Date” means July 23, 2020, or such later date to which the Scheduled Commitment Termination Date is extended pursuant to Section 2.3(d).

“Scheduled Tranche B Commitment Termination Date” means July 25, 2021, or such later date to which the Scheduled Commitment Termination Date is extended pursuant to Section 2.3(d).

“Screen Rate” means with respect to:

(a)    any LIBOR Loan for any Interest Period, the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or other commercially available source as reasonably designated by the Bank from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) displaying interest rates for U.S. Dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time two Business Days prior to the commencement of such Interest Period, as the rate for U.S. Dollar deposits in the London interbank market with a maturity comparable to such Interest Period, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “Screen Rate” with respect to such LIBOR Loan during such Interest Period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to U.S. Dollar deposits in the London interbank market as may be selected by the Bank; and

(b)    with respect to any ABR Loan to the extent based on the Overnight Eurodollar Rate as of any date, the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or other commercially available source as reasonably designated by the Bank from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time on such date (or, if such date is not a Business Day, the immediately preceding Business Day) as the rate for one Business Day Dollar deposits in the London interbank market, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “Overnight Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying overnight interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Bank.

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

“Securities Act” means the Securities Act of 1933.

“Security” means a “security” within the meaning of the Securities Act.

“Security Agreement” means the Security Agreement, dated as of July 29, 2014, by and between the Borrower and the Bank.

“Security Documents” means the Security Agreement, the Control Agreement and each other document hereafter executed and delivered by the Borrower to the Bank granting or perfecting a lien on any property of the Borrower to secure the obligations and liabilities of the Borrower under any Loan Document.

“Senior Debt” means, as of any date, the aggregate amount of Senior Securities Representing Indebtedness of the Borrower.

“Senior Debt Asset Coverage” means, as of any date, the ratio on such date of (a) Total Net Assets to (b) the greater of (i) Senior Debt, and (ii) one Dollar ($1).

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the ICA and related SEC guidance.

“Senior Security Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the ICA and related SEC guidance.

“Short Term LIBOR Loan” means a LIBOR Loan with an Interest Period of one (1) month.

“Status” has the meaning set forth in Section 4.16.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Bank is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Bank under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the applicable Borrower; provided that “Subsidiary” shall not include any portfolio company of a Borrower.

“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Threshold Amount” means the lesser of (a) 1.0% of the aggregate Net Asset Value of the Borrower, and (b) $5,000,000.

“Tier 1 Bond” means, at any time, an Eligible Bond Rated at least BBB- or better by S&P or Baa3 or better by Moody’s.

“Tier 2 Bond” means, at any time, an Eligible Bond (other than a Tier 1 Bond) Rated at least BB- or better by S&P or Ba3 or better by Moody’s.

“Tier 3 Bond” means, at any time, an Eligible Bond (other than a Tier 1 Bond or a Tier 2 Bond) Rated at least B- or better by S&P or B3 or better by Moody’s.

“Tier 4 Bond” means, at any time, an Eligible Bond (other than a Tier 1 Bond or a Tier 2 Bond) Rated at least CCC+ or better by S&P or Caa1 or better by Moody’s.

“Total Net Assets” means, as of any date, (a) the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower less (b) the Ordinary Liabilities of the Borrower.

“Tranche A Commitment” means the commitment of the Bank hereunder to make Tranche A Loans to the Borrower in an aggregate amount not exceeding $41,000,000 at any one time outstanding, as such commitment may be reduced from time to time pursuant to Section 2.3.

“Tranche A Commitment Fee Rate” means, for any date, a rate per annum equal to (a) during the period to but excluding the Effective Date, the rate per annum set forth from time to time in the Existing Credit Agreement at which the commitment fee payable thereunder accrued, and (b) at all other times (i) in the event that the Tranche A Loan Balance equals or exceeds 75% of the Tranche A Commitment, 0.15%, and (ii) in all other events, 0.25%.

“Tranche A Commitment Termination Date” means the earlier to occur of (a) the Scheduled Tranche A Commitment Termination Date or (b) such earlier date on which the Bank’s obligations to make Tranche A Loans shall have otherwise terminated or been terminated in accordance herewith.

“Tranche A Loan” means a loan made pursuant to Section 2.1(a).

“Tranche A Loan Balance” means, on any date of determination, an amount equal to the aggregate outstanding principal balance of the Tranche A Loans.

“Tranche A Maturity Date” means the earlier to occur of (a) the Scheduled Tranche A Commitment Termination Date, and (b) the date on which the outstanding principal balance of the Tranche A Loans shall become due and payable in accordance herewith.

“Tranche B Commitment” means the commitment of the Bank hereunder to make Tranche B Loans to the Borrower in an aggregate amount not exceeding $81,000,000 at any one time outstanding, as such commitment may be reduced from time to time pursuant to Section 2.3.

“Tranche B Commitment Fee Rate” means, for any date, a rate per annum equal to (a) during the period to but excluding the Effective Date, the rate per annum set forth from time to time in the Existing Credit Agreement at which the commitment fee payable thereunder accrued, and (b) at all other times (i) in the event that the Tranche B Loan Balance equals or exceeds 75% of the Tranche B Commitment, 0.15%, and (ii) in all other events, 0.25%.

“Tranche B Commitment Termination Date” means the earlier to occur of (a) the Scheduled Tranche B Commitment Termination Date or (b) such earlier date on which the Bank’s obligations to make Tranche B Loans shall have otherwise terminated or been terminated in accordance herewith.

“Tranche B Loan” means a loan made pursuant to Section 2.1(b).

“Tranche B Loan Balance” means, on any date of determination, an amount equal to the aggregate outstanding principal balance of the Tranche B Loans.

“Tranche B Maturity Date” means the earlier to occur of (a) the Scheduled Tranche B Commitment Termination Date, and (b) the date on which the outstanding principal balance of the Tranche B Loans shall become due and payable in accordance herewith.

“Transactions” means the (a) execution, delivery and performance by the Borrower of each Loan Document to which it is a party, (b) borrowing of the Loans and (c) use of the proceeds of the Loans.

“U.S. Government Security” means any debt obligation, other than an Asset-backed Security, with respect to which the timely repayment of the principal thereof, and interest thereon, is backed by the full faith and credit of the United States of America.

“U.S. Issuer” means an Issuer formed under the laws of the United States of America or any State thereof.

“Value” means, as of any day of determination in respect of any Investment of the Borrower, the value of such Investment computed in the manner such value is required to be computed by the Borrower in accordance with the Borrower’s internal policies and applicable law (including the ICA).

Section 1.2    Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement.

Section 1.3    Accounting Terms

As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Principles. If at any time any change in Applicable Accounting Principles would affect the computation of any financial ratio or requirement set forth in this Credit Agreement and (a) the Borrower notifies the Bank that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of Applicable Accounting Principles in effect immediately after such change becomes effective or (b) the Bank so objects, then the Borrower’s compliance with such ratio or requirement shall be determined on the basis of Applicable Accounting Principles in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or the Bank, as the case may be, or the Borrower and the Bank otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement shall be consistent with the Borrower’s financial statements required to be delivered hereunder.

Section 1.4    Non-Recourse Persons

The Bank hereby agrees for the benefit of each and every trustee, director, and officer of, and each record owner of any outstanding shares of, the Borrower (each a “Non-Recourse Person”) that (a) no Non-Recourse Person shall have any personal liability for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto; and (b) no claim against any Non-Recourse Person or any property thereof may be made for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or for any fees, expenses or other amounts payable by the Borrower hereunder or thereunder.

ARTICLE 2.

THE CREDITS

Section 2.1    Commitments

(a)    Tranche A Commitment. The Borrower hereby designates $41,000,000 of the Effective Date Loan Balance to be Tranche A Loans. Subject to the terms and conditions set forth herein, the Bank agrees to make additional Tranche A Loans to the Borrower from time to time during the period from the Effective Date through the Business Day immediately preceding the Tranche A Commitment Termination Date, provided that immediately after giving effect thereto, (i) the Senior Debt Asset Coverage would not be less than 3.00:1.00, (ii) the Preferred Asset Coverage would not be less than 2.25:1.00, (iii) the Tranche A Loan Balance would not exceed the Tranche A Commitment and (iv) the Aggregate Loan Balance would not exceed the lesser of (x) the aggregate amount of the Commitments or (y) the Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Tranche A Loans.

(b)    Tranche B Commitment. The Borrower hereby designates $69,500,000 of the Effective Date Loan Balance to be Tranche B Loans. Subject to the terms and conditions set forth herein, the Bank agrees to make additional Tranche B Loans to the Borrower from time to time during the period from the Effective Date through the Business Day immediately preceding the Tranche B Commitment Termination Date, provided that immediately after giving effect thereto, (i) the Senior Debt Asset Coverage would not be less than 3.00:1.00, (ii) the Preferred Asset Coverage would not be less than 2.25:1.00, (iii) the Tranche B Loan Balance would not exceed the Tranche B Commitment, and (iv) the Aggregate Loan Balance would not exceed the lesser of (x) the aggregate amount of the Commitments or (y) the Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Tranche B Loans.

Section 2.2    Loans

(a)    General Provisions. To request a Loan, the Borrower shall make a telephonic Borrowing Request to the Bank, not later than (i) in the case of an ABR Loan, 1:00 p.m., New York City time, on the Business Day of the proposed Loan, and (ii) in the case of a LIBOR Loan, 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Loan. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Bank of a Borrowing Request and a Borrowing Base Report, each duly signed by or on behalf of the Borrower. Each such telephonic and written Borrowing Request shall specify: (A) the requested date for such Loan (which shall be a Business Day), (B) whether such Loan is to be a Tranche A Loan or a Tranche B Loan, (C) whether such Loan is to be an ABR Loan or a LIBOR Loan, (D) the amount of such Loan, which shall be an Approved Amount, and (E) with respect to each LIBOR Loan, the Interest Period therefor, provided that, if either (x) the Borrower shall fail to specify whether such requested Loan is to be an ABR Loan or a LIBOR Loan, or (y) immediately after giving effect to the making of such requested Loan, there would be Loans outstanding with in excess of six (6) different Interest Periods, then such requested Loan shall be made as an ABR Loan.

(b)    Optional Conversion or Continuation of Certain Loans. Subject to Section 2.2(c), prior to the Applicable Maturity Date, the Borrower may elect to (i) convert all or any portion of any ABR Loan to a LIBOR Loan, (ii) convert all or any portion of any LIBOR Loan to an ABR Loan, or (iii) continue all or any portion of a LIBOR Loan as a LIBOR Loan having an additional Interest Period, provided that, in each such case, the principal amount to be converted to or continued as a LIBOR Loan shall be in an Approved Amount. Each such election shall be made by the Borrower by a telephonic Borrowing Request to the Bank, shall be irrevocable and shall (A) be made not later than (x) in the case of a conversion of a Loan to, or the continuation of a Loan as, a LIBOR Loan, 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed conversion or continuation, or (y) in all other cases not later than 1:00 p.m., New York City time, on the Business Day of the proposed conversion or continuation, (B) specify the following information (w) the amount of the Loan requested to be converted or continued, (x) the requested date for such conversion or continuation, which shall be a Business Day, (y) whether such Loan is to be converted into an ABR Loan or a LIBOR Loan, or continued as a LIBOR Loan, and (z) in the case of a Loan being converted into or continued as a LIBOR Loan, the Interest Period to be applicable thereto, and (C) be confirmed promptly by hand delivery or facsimile to the Bank of a duly executed Borrowing Request signed by or on behalf of the Borrower, provided that, if (x) prior to the expiration of the Interest Period applicable to an existing LIBOR Loan, the Borrower shall fail to timely elect to continue or convert such LIBOR Loan in accordance herewith, such LIBOR Loan shall, on the last day of such Interest Period, be automatically continued as a LIBOR Loan having an Interest Period of one (1) month, and (y) if immediately after giving effect to any such requested conversion or continuation of any Loan, there would be Loans outstanding with in excess of six (6) different Interest Periods, then such Loan shall be converted to an ABR Loan.

(c)    Suspension of Right to Make Elections. Notwithstanding anything to the contrary herein contained, the Borrower’s right to make elections pursuant to Section 2.2(b) shall cease (i) upon notice by the Bank to the Borrower upon the occurrence or during the continuance of an Event of Default (other than an Event of Default under Section 8.1(h) or (i)) that the Borrower’s right to make elections pursuant to Section 2.2(b) has been terminated, and (ii) automatically and without notice upon the occurrence or during the continuance of an Event of Default under Section 8.1(h) or (i).

Section 2.3    Termination, Reduction and Extension of Commitment

(a)    Unless previously terminated, (i) the Tranche A Commitment shall terminate on the Scheduled Tranche A Commitment Termination Date and (ii) the Tranche B Commitment shall terminate on the Scheduled Tranche B Commitment Termination Date.

(b)    The Borrower may at any time terminate, or from time to time reduce, without premium or penalty, the Tranche A Commitment or the Tranche B Commitment, provided that (i) the Borrower may not terminate or reduce the Tranche A Commitment if, immediately after giving effect thereto and to any concurrent repayment of the Tranche A Loans in accordance with Section 2.4 or 2.5, the outstanding principal balance of the Tranche A Loans would exceed the Tranche A Commitment, (ii) the Borrower may not terminate or reduce the Tranche B Commitment if, immediately after giving effect thereto and to any concurrent repayment of the Tranche B Loans in accordance with Section 2.4 or 2.5, the outstanding principal balance of the Tranche B Loans would exceed the Tranche B Commitment and (iii) each such reduction shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

(c)    The Borrower shall notify the Bank of any election to terminate or reduce the Tranche A Commitment or the Tranche B Commitment, as applicable, under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section 2.3 shall be irrevocable and any termination or reduction of the Tranche A Commitment and/or the Tranche B Commitment, as applicable, hereunder shall be permanent, provided that any such notice of termination may be revoked without penalty or premium if such termination is contingent on a refinancing and such refinancing does not occur for any reason. Each termination or reduction of the Tranche A Commitment and/or the Tranche B Commitment, as applicable, shall be accompanied by the payment of accrued and unpaid commitment fees to the extent required by Section 3.2.

(d)    (i) The Borrower may at any time and from time to time (but not more than sixty (60) days nor less than thirty (30) days prior to the then existing Scheduled Tranche A Commitment Termination Date, request in writing that the Bank agree (the decision so to agree to be within the sole and absolute discretion of the Bank) to extend the Scheduled Tranche A Commitment Termination Date by 364 days per each such request. In the event that prior to the then existing Scheduled Tranche A Commitment Termination Date the Bank shall have consented to such extension request and all conditions precedent, if any, to such extension shall have been satisfied, the Scheduled Tranche A Commitment Termination Date shall, subject to Section 8.2, be extended to the day which is 364 days (or such fewer number of days as the Borrower and the Bank shall mutually agree) following the then existing Scheduled Tranche A Commitment Termination Date (or, if such day is not a Business Day, the Business Day immediately preceding such day). In all other events (including in the event that the Bank fails to respond to such request), the then existing Scheduled Tranche A Commitment Termination Date shall not be extended.

(ii)    The Borrower may at any time and from time to time (but not more than sixty (60) days nor less than thirty (30) days prior to the then existing Scheduled Tranche B Commitment Termination Date, request in writing that the Bank agree (the decision so to agree to be within the sole and absolute discretion of the Bank) to extend the Scheduled Tranche B

Commitment Termination Date by 364 days per each such request. In the event that prior to the then existing Scheduled Tranche B Commitment Termination Date the Bank shall have consented to such extension request and all conditions precedent, if any, to such extension shall have been satisfied, the Scheduled Tranche B Commitment Termination Date shall, subject to Section 8.2, be extended to the day which is 364 days (or such fewer number of days as the Borrower and the Bank shall mutually agree) following the then existing Scheduled Tranche B Commitment Termination Date (or, if such day is not a Business Day, the Business Day immediately preceding such day). In all other events (including in the event that the Bank fails to respond to such request), the then existing Scheduled Tranche B Commitment Termination Date shall not be extended.

Section 2.4    Repayment of Loans; Evidence of Debt

(a)    The Borrower hereby unconditionally promises to pay to the Bank the then unpaid principal amount of each (i) Tranche A Loan on the Tranche A Maturity Date and (ii) Tranche B Loan on the Tranche B Maturity Date.

(b)    In the event that (i) the Aggregate Loan Balance shall exceed the lesser of the Commitments or the Borrowing Base for five (5) consecutive Business Days, the Borrower shall immediately repay the Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, the Aggregate Loan Balance does not exceed the lesser of the Commitments or the Borrowing Base, (ii) the Tranche A Loan Balance shall exceed the Tranche A Commitment for five (5) consecutive Business Days, the Borrower shall immediately repay the Tranche A Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, the Tranche A Loan Balance does not exceed the Tranche A Commitment and (iii) the Tranche B Loan Balance shall exceed the Tranche B Commitment for five (5) consecutive Business Days, the Borrower shall immediately repay the Tranche B Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, the Tranche B Loan Balance does not exceed the Tranche B Commitment.

(c)    In the event that on any date, the Borrower shall fail to be in compliance with Section 7.7, the Borrower shall immediately repay the Loans and take such other actions as may be necessary such that, (i) immediately after giving effect to such repayment and other actions, the Senior Debt Asset Coverage would not be less than 3.00:1.00, (ii) immediately after giving effect to such repayment and other actions, the Preferred Asset Coverage would not be less than 2.25:1.00 and (iii) the Borrower would be in compliance with Section 7.7(b).

(d)    The Bank, acting solely for this purpose as agent of the Borrower, shall maintain in accordance with its usual practice an account or accounts evidencing the outstanding principal of and accrued interest on each Loan at one of its offices in the United States of America (the “Register”). The entries made in such account or accounts shall, to the extent not prohibited by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of the Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (and interest thereon) in accordance with the terms of this Credit Agreement. The Register shall be available for inspection by the Borrower from time to time upon reasonable prior notice.

Section 2.5    Voluntary Prepayments

The Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to Section 3.7), to prepay any Loan in whole or in part. The Borrower shall notify the Bank by telephone (confirmed by facsimile) of any prepayment hereunder not later than 2:00 p.m., New York City time, three (3) Business Days prior to date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Tranche A Loan, Tranche B Loan or portion thereof to be prepaid, provided that any such notice of prepayment may be revoked without penalty or premium if such prepayment is contingent on a refinancing and such refinancing does not occur for any reason. Each partial prepayment of the Loans pursuant to this Section 2.5 shall be in an Approved Amount. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 3.1.

Section 2.6    Payments Generally

The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest, fees, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Bank at its office at 40 King Street West, Toronto, Ontario, Canada M5H 1H1, or such other office as to which the Bank may notify the Borrower. Except as may be otherwise provided in the defined term “Interest Period”, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. If at any time insufficient funds are received by and available to the Bank from the Borrower to pay fully all amounts of principal of Loans, interest, fees and other amounts then due under the Loan Documents, such funds shall be applied to the obligations owing to the Bank: (i) first, to payment of such amounts (excluding principal, interest and fees), in such order as the Bank may choose, (ii) second, to such interest and fees then due, and (iii) third, to such principal of the Loans then due. All amounts paid under the Loan Documents shall not be refundable under any circumstances, absent manifest error.

ARTICLE 3.

INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1    Interest

(a)    Each Loan shall bear interest at a rate per annum equal to the Applicable Rate, provided that if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, the principal balance of such Loan shall bear interest at a rate per annum equal to the Applicable Rate plus 2.00%.

(b)    Accrued and unpaid interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto, provided that (1) interest accrued and unpaid pursuant to each of clauses (i) and (ii) of paragraph (a) of this Section shall be payable on demand, and (2) in the event of any repayment or prepayment of any Loan, other than any ABR Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. All interest hereunder shall be computed on the basis of a year of 360 days (provided that interest computed by reference to the Prime Rate shall be on the basis of a year of 365 or 366 days, as applicable) for the actual number of days elapsed (including the day a Loan is made but excluding the date of repayment). The Alternate Base Rate, the Federal Funds Effective Rate, the LIBO Rate, the Overnight Eurodollar Rate and the Prime Rate shall each be determined by the Bank in accordance with the provisions of this Credit Agreement, and such determination shall be conclusive absent manifest error.

Section 3.2    Fees

(a)    The Borrower shall pay to the Bank a commitment fee, at a rate per annum equal to the Tranche A Commitment Fee Rate during the period from and including the Effective Date to but excluding the Tranche A Commitment Termination Date, on the daily amount of the excess of the Tranche A Commitment over the Tranche A Loan Balance.

(b)    The Borrower shall pay to the Bank a commitment fee, at a rate per annum equal to the Tranche B Commitment Fee Rate during the period from and including the Effective Date to but excluding the Tranche B Commitment Termination Date, on the daily amount of the excess of the Tranche B Commitment over the Tranche B Loan Balance.

(c)    Accrued and unpaid commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, ten (10) days following each date on which the Commitment is reduced and on the date on which the Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 3.3    Increased Costs

(a)    If there shall occur any Change in Circumstance (other than the imposition or change in the rate of any Taxes, which shall be governed exclusively by Section 3.4) and the result thereof shall be to increase the cost to the Bank of making or maintaining any Loan, to increase the cost to the Bank of maintaining the Commitments, or to reduce the amount of any sum received or receivable by the Bank from the Borrower under the Loan Documents (whether of principal, interest or otherwise), in each case by an amount deemed by the Bank to be material, then promptly upon demand by the Bank (and in any event within thirty (30) days following such demand) and delivery to the Borrower of the certificate required by clause (c) hereof, the Borrower will pay to the Bank such amount as will compensate the Bank for such increased costs or reduced amount.

(b)    If the Bank determines in good faith that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on the Bank’s capital or on the capital of the Bank’s holding company, as a consequence of this Credit Agreement or any Loan made by the Bank hereunder to a level below that which the Bank or the

Bank’s holding company could have achieved but for such Change in Law (taking into consideration the Bank’s policies and the policies of the Bank’s holding company with respect to liquidity or capital adequacy), then from time to time the Borrower will pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank’s holding company for (i) any such reduction suffered as a consequence of such Loan, and (ii) any other such reduction.

(c)    Upon the request of the Borrower the Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, any compensation payable by the Borrower pursuant to this Section 3.3 and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank setting forth in reasonable detail the Bank’s reasonable good faith determination of the additional amount or amounts necessary to compensate the Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section, and the calculations used in determining such additional amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The amount shown as payable on any such certificate shall be due within thirty (30) days after receipt thereof. In determining such additional amounts of compensation, the Bank will act reasonably and in good faith.

(d)    Failure or delay on the part of the Bank to demand compensation pursuant to this Section 3.3 shall not constitute a waiver of the Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Bank pursuant to this Section 3.3 for any increased costs or reductions incurred more than ninety (90) days prior to the date that the Bank notifies the Borrower of the Change in Circumstance or Change in Law giving rise to such increased costs or reductions and of the Bank’s intention to claim compensation therefor; and provided further that, if the Change in Circumstance or Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.4    Taxes

(a)    Each payment by the Borrower under any Loan Document shall be made free and clear of and without deduction for Indemnified Taxes and Other Taxes, provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 3.4), the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    In addition, the Borrower shall pay all Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    The Borrower shall indemnify the Bank, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Bank on or with respect to any payment under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank shall be conclusive absent manifest error.

(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

(e)    If the Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of the Bank, shall repay to the Bank the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Bank is required to repay such refund to such Governmental Authority. This paragraph (e) shall not be construed to require the Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(f)    In the event that the Bank (or any successor or assign) shall be a Foreign Lender, such Person shall, to the extent it may lawfully do so, deliver to the Borrower on or prior to the date on which it extends credit under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower, but only if such Person is legally entitled to do so), any form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower to determine the withholding or deduction required to be made. Without limiting the generality of the foregoing, if a payment made to the Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Bank shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Bank has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement. If any form or certification previously delivered by the Bank expires or becomes obsolete or inaccurate in any respect, the Bank shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(g)    For purposes of this Section 3.4, (i) “Foreign Lender” shall mean any Person that is not, for United States federal income tax purposes, (A) an individual who is a citizen or resident of the United States, (B) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any state thereof or the District of Columbia, (C) an estate whose income is subject to U.S. federal income taxation regardless of its source or (D) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect to be treated as a United States person (as defined in the Code) and (ii) “Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law. The Borrower shall not be obligated to indemnify or pay any additional amount with respect to Indemnified Taxes under this Section 3.4 to the extent such Indemnified Taxes are imposed because the Bank fails to timely provide the forms or certificates required under this Section 3.4.

Section 3.5    Alternate Rate of Interest

(a). If (i) the Bank determines (which determination shall be conclusive absent manifest error) that, with respect to any existing or requested Loan the pricing of which is determined by reference to an Applicable Money Market, by reason of one or more circumstances arising after the date hereof affecting such Applicable Money Market, adequate and reasonable means do not exist for ascertaining the rate of interest applicable to such Affected Loan, or (ii) the Bank makes a good faith determination (which determination shall be conclusive and binding on the Borrower) that the applicable LIBO Rate will not adequately and fairly reflect the cost to the Bank of maintaining or funding loans bearing interest based on such LIBO Rate with respect to any portion of the Loans that the Borrower has requested be made as a LIBOR Loan or any LIBOR Loan that will result from the requested conversion of any portion of the Loans into LIBOR Loans (each an “Affected Loan”), the Bank shall promptly notify the Borrower (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested borrowing date or conversion date for such Affected Loan. If the Bank shall give such notice, (A) any Affected Loans shall be made as ABR Loans, (B) the Loans (or any portion thereof) that were to have been converted to Affected Loans shall be converted to or continued as ABR Loans, and (C) any outstanding Affected Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Loans. Until any such notice under this Section 3.5 has been withdrawn by the Bank (by notice to the Borrower) promptly upon either (x) the Bank having determined that such circumstances affecting the relevant market no longer exist and that adequate and reasonable means do exist for determining the LIBO Rate, or (y) the Bank determines that circumstances no longer render the Loans (or any portion thereof) Affected Loans, no further LIBOR Loans shall be required to be made by the Bank nor shall the Borrower have the right to convert all or any portion of the Loans to LIBOR Loans.

(b)    If at any time the Bank shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that (i) the circumstances under clause (i) of Section 3.5(a) or under Section 3.5(b)(i) have arisen and such circumstances are unlikely to be temporary, or (ii) the circumstances set forth in clause (i) of this Section 3.5(b) have not arisen but the supervisor for the administrator of any Screen Rate or a

Governmental Authority having jurisdiction over the Bank has made a public statement identifying a specific date after which such Screen Rate shall no longer be used for determining interest rates for loans, or (iii)(x) with respect to LIBOR Loans, the LIBO Rate is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency, or (y) with respect to ABR Loans, the Overnight Eurodollar Rate is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market, then the Bank and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate and the Overnight Eurodollar Rate that gives due consideration to the then prevailing market convention for determining rates of interest for syndicated loans in the United States at such time, and shall enter into a mutually acceptable amendment to this Credit Agreement to reflect such alternate rates of interest and such other related changes to this Credit Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if any such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement; provided, further, that after the occurrence of the circumstances described in clause (i), (ii) or (iii) above, the Borrower may revoke any pending request for a borrowing, conversion or continuation of LIBOR Loans (to the extent of the affected LIBOR Loan or Interest Period).

Section 3.6    Other LIBOR Provisions

Notwithstanding any other provision hereof, if any Change in Law shall make it unlawful for the Bank to make, continue or maintain any LIBOR Loan, to convert any ABR Loan to a LIBOR Loan, or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrower:

(a)    the Bank may, if such Change in Law makes it unlawful to make, continue or maintain, or convert any Loan to, a LIBOR Loan, declare that thereafter (for the duration of such unlawfulness) LIBOR Loans will not be made or continued, and Loans will not be converted into LIBOR Loans; and

(b)    the Bank may, if such Change in Law makes it unlawful to maintain LIBOR Loans, require that all outstanding LIBOR Loans be converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans on the last day of the Interest Period applicable thereto or such earlier date if required by any Change in Law.

Section 3.7    Break Funding Payments

In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow or continue any LIBOR Loan, or convert any Loan to a LIBOR Loan, on the date specified in any notice delivered pursuant hereto, or (c) the conversion of any LIBOR Loan to an ABR Loan pursuant to Section 3.6(b), then, in any such event, the Borrower shall compensate the Bank for the loss, cost and expense (excluding, for the avoidance of doubt, the margin) attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by the Bank to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such

LIBOR Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that the Bank would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of the Bank setting forth any amount or amounts that the Bank is entitled to receive pursuant to this Section 3.7 and the calculation thereof in reasonable detail shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Credit Agreement and make the Loans, the Borrower makes the following representations and warranties to the Bank:

Section 4.1    Organization and Power

The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own its property and to carry on its business as now conducted. The Borrower is in compliance with its Organizational Documents in all material respects.

Section 4.2    Authority and Execution

The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which (a) have been duly authorized by all proper and necessary action, and (b) do not conflict with the Borrower’s Organization Documents. The Borrower has duly executed and delivered the Loan Documents to which it is a party.

Section 4.3    Binding Agreement

The Loan Documents constitute the valid and legally binding obligations of the Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

Section 4.4    Litigation

There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened against it or maintained by it that could reasonably be expected to affect the property or rights of the Borrower, which (a) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (b) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.5    Approvals and Consents

No consent, authorization or approval of, filing (other than (x) approvals that have been obtained, and (y) the filing of each financing statement in connection with the Liens created by the Security Agreement) with, notice to, or exemption by, the holders of any securities issued by the Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents to which it is a party or is required as a condition to the validity or enforceability of the Loan Documents to which it is a party with respect to or against the Borrower or its property or assets.

Section 4.6    No Conflict

The Borrower is not in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out by the Borrower of the terms of the Loan Documents to which it is a party, the Loans hereunder and the use by the Borrower of the proceeds thereof (a) will not (i) violate any treaty, statutes, law (including any applicable usury or similar law), rule or regulations, including the ICA, of any Governmental Authority applicable to the Borrower or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Loan Documents) upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect, and (b) are not inconsistent with the Fundamental Policies.

Section 4.7    Taxes

The Borrower has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect, and no tax Liens have been filed and are in effect against the Borrower or any of its property. The charges, accruals and reserves on the books of the Borrower with respect to all federal, state, local and other Taxes are adequate, and the Borrower knows of no unpaid assessment which is due and payable against or any claims being asserted against it which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles.

Section 4.8    Compliance

The Borrower is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect. The Borrower is complying with all applicable statutes and regulations, including the ICA and the Securities Act, and of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

Section 4.9    Property

The Borrower has good and marketable title to all of its property with respect to which the absence of such marketable title could reasonably be expected to result in a Material Adverse Effect, subject to no Liens other than Permitted Liens.

Section 4.10    Federal Reserve Regulations; Use of Loan Proceeds

Except for the Federal Reserve Form to be executed and delivered by the Borrower, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by the Borrower of this Credit Agreement and neither the making of any Loan in accordance with this Credit Agreement nor the use of the proceeds thereof, will violate the provisions of Regulations T, U or X.

Section 4.11    No Material Adverse Effect

Since the Measurement Date, if any, there has been no event or occurrence that has resulted in a Material Adverse Effect (other than to the extent caused solely by a drop in the value of the Borrower’s investments).

Section 4.12    Material Agreements

Each agreement between the Borrower and the Investment Adviser is in full force and effect, except to the extent that failure of any such agreement, individually or in the aggregate, to be in full force and effect could not reasonably be expected to have a Material Adverse Effect, and the Custody Agreement is in full force and effect in all material respects.

Section 4.13    Financial Condition

The statement of assets and liabilities of the Borrower as of the Measurement Date, if any, and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been delivered to the Bank, fairly present, in all material respects, the financial position of the Borrower as of such date and the results of its operations for such period in conformity with Applicable Accounting Principles.

Section 4.14    No Misrepresentation

No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower to the Bank in connection with the transactions contemplated thereby, contains or will contain, when delivered, when taken as a whole, a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit, when delivered, when taken as a whole, to state a material fact required to be stated in order to make the statements therein contained not misleading in any material respect in the light of the circumstances under which made.

Section 4.15    Sanctions, Anti-Money Laundering and Anti-Corruption

(a)    No Affected Person is, or is individually or in the aggregate owned 50% or more by Persons that are: (i) the subject or target of any economic sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a Sanctioned Jurisdiction.

(b)    Except as permitted by applicable law, no Affected Person or any Person that owns 50% or more (directly or indirectly) of the Borrower or receives (directly or indirectly) any proceeds of any Loan (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Sanctioned Person or in any Sanctioned Jurisdiction or (ii) has violated any Sanctions.

(c)    No Affected Person or any Person that owns 50% or more (directly or indirectly) of the Borrower or receives (directly or indirectly) any proceeds of any Loan (i) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, or (ii) otherwise violated any applicable law regarding money laundering.

(d)    The Borrower is in material compliance with the FCPA and each relevant foreign counterpart thereof, and, to the knowledge of the Borrower, the Borrower has not made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value in violation of the FCPA (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any other Person.

(e)    The Borrower has implemented and maintains, and is in material compliance with, policies and procedures designed to ensure compliance by each Affected Person with all applicable laws regarding Sanctions, money laundering and Anti Corruption Laws.

Section 4.16    Investment Company Status

(a)    The Borrower has the following status (“Status”): (i) it qualifies as a Regulated Investment Company, (ii) it is a “registered investment company” within the meaning of Section 8 of the ICA, (iii) it is a “closed-end company” within the meaning of Section 5 of the ICA, (iv) it is not a “business development company” within the meaning of Section 2(a)(48) of the ICA, (v) it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of, nor an “affiliated person” (as defined in Section 2(a)(3) of the ICA) of, the

Bank, (vi) it is not an Indirect Fund, (vii) it has only one series of capital stock, (viii) it is in compliance with the Fundamental Policies, and (ix) it is not a party to any inter-fund lending arrangement between or among the Borrower and one or more other investment companies pursuant to which the Borrower may make loans to any such investment company, or any such investment company may make loans to the Borrower.

(b)    The Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the Prospectus, the ICA, state securities laws to the extent applicable, and the Fundamental Policies.

(c)    The Borrower has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

Section 4.17    ERISA

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower (a) is not, and has not been in the last five (5) years, a member of an ERISA Group, and (b) has no liability in respect of any Plan or Multiemployer Plan subject to ERISA. Assuming that no portion of the assets used to fund any Loan constitute Plan Assets, none of the following (individually or collectively) constitute a “prohibited transaction” within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code for which an exemption is not available: (i) the execution and delivery of the Loan Documents, (ii) the incurrence of any obligation under the Loan Documents, (iii) the making of any Loan, (iv) the payment by the Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation of any other transaction contemplated by the Loan Documents.

ARTICLE 5.

CONDITIONS

Section 5.1    Effective Date

The obligation of the Bank to make Loans hereunder shall not become effective, and the Existing Credit Agreement shall (subject to the terms and conditions thereof) remain effective, until the date (the “Effective Date”) on which each of the following conditions is satisfied, or waived in accordance with Section 9.2 (and, upon such satisfaction or waiver, the Bank shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding):

(a)    The Bank shall have received either (i) a counterpart of this Credit Agreement signed on behalf of the Borrower or (ii) written evidence satisfactory to the Bank (which may include facsimile or electronic transmission of a signed signature page of this Credit Agreement) that the Borrower has signed a counterpart of this Credit Agreement.

(b)    The Bank shall have received a Note, dated the Effective Date, executed on behalf of the Borrower.

(c)    The Bank shall have received favorable written opinions (addressed to the Bank and dated the Effective Date) reasonably acceptable to the Bank from (i) Simpson Thacher & Bartlett LLP and (ii) Richards, Layton & Finger, P.A., each respectively counsel to the Borrower. The Borrower hereby requests such counsel to deliver such opinions.

(d)    The Bank shall have received a closing certificate, dated the Effective Date and signed by authorized representatives of the Borrower, substantially in the form of Exhibit C hereto, and in all other respects reasonably satisfactory to the Bank.

(e)    The Bank shall have received a copy of an initial Federal Reserve Form, substantially in the form of Exhibit D hereto, duly executed and delivered by or on behalf of the Borrower, in form and substance reasonably acceptable to the Bank.

(f)    The Bank shall have received such documents and information as it may have requested in order to comply with “know-your-customer” and anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

(g)    The Bank shall have received all reasonable and documented fees and other amounts due and payable by the Borrower on or prior to the Effective Date, including, to the extent invoiced at least two (2) Business Days prior to the Effective Date, reimbursement or payment of all reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder.

(h)    The Bank shall have received satisfactory lien search reports.

Section 5.2    Each Credit Event

The obligation of the Bank to make each Loan is subject to the satisfaction of the following conditions:

(a)    The representations and warranties of the Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects on and as of the date of such Loan (or, if any such representation and warranty is expressly stated to have been made as of a specific earlier date, as of such specific date), and immediately before and after giving effect to such Loan no Default shall have occurred and be continuing.

(b)    The Bank shall have received (i) a written Borrowing Request setting forth the information required by Section 2.2(a) and (ii) a Borrowing Base Report setting forth the Borrowing Base, in each case signed by a duly authorized representative of the Borrower.

(c)    To the extent required by Regulation U, the Bank shall have received (i) a copy of a Federal Reserve Form, delivered by the Borrower to the Bank, in form reasonably acceptable to the Bank, or (ii) a current list of Margin Stock and Non-Margin Assets of the Borrower, in a form reasonably acceptable to the Bank and in all respects in compliance with Regulation U, including Section 221.3(c)(2)(iv) thereof.

(d)    After giving effect to the requested Loan or Loans, (i) the Senior Debt Asset Coverage would not be less than 3.00:1.00, (ii) the Preferred Asset Coverage would not be less than 2.25:1.00, and (iii) the Aggregate Loan Balance would not exceed the Borrowing Base.

Each request for a Loan by the Borrower shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraph (a) of this Section.

ARTICLE 6.

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Loan Documents (other than unasserted contingent indemnification obligations) shall have been paid in full, the Borrower covenants and agrees with the Bank that:

Section 6.1    Financial Statements and Other Information

The Borrower shall furnish or cause to be furnished to the Bank:

(a)    as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of its statement of assets and liabilities as at the end of such fiscal year, together with the related schedule of investments and statements of operations and changes in net assets as of and through the end of such fiscal year; each such statement of assets and liabilities and the related schedule of investments and statements of operations and changes in net assets shall be accompanied by an audit report from independent public accountants;

(b)    as soon as available, but in any event within ninety (90) days after the end of the first semiannual accounting period in each fiscal year of the Borrower, a copy of the Borrower’s statement of assets and liabilities as at the end of such semiannual period, together with the related schedule of investments and statements of operations and changes in net assets for such period;

(c)    [Reserved];

(d)    as soon as available, but in any event not later than ten (10) Business Days after the end of each calendar month, (i) a duly completed compliance certificate of a duly authorized representative of the Borrower, substantially in the form of Exhibit E hereto and (ii) a duly completed Borrowing Base Report signed by a duly authorized representative of the Borrower;

(e)    promptly after (but in no event later than five (5) Business Days after) each request by the Bank therefor, a duly completed Borrowing Base Report as of the close of business on the date of such request, signed by a duly authorized representative of the Borrower, provided that, unless an Event of Default shall have occurred and be continuing, the Bank may not request a Borrowing Base Report under this Section 6.1(e) more than two (2) times per calendar month;

(f)    prompt written notice of any contest referred to in Section 6.5 or 6.6;

(g)    promptly after the execution thereof, copies of all material amendments or other material changes to the Fundamental Policies, all investment advisory contracts, and any new investment advisory contracts entered into after the Effective Date;

(h)    prompt written notice in the event that the Borrower decides to seek the approval of the Board or, if necessary, its shareholders to effect a change in any of its Fundamental Policies;

(i)    prompt written notice in the event that the Senior Debt Asset Coverage is less than 3.00:1.00 or the Preferred Asset Coverage is below 2.25:1.00; and

(j)    promptly after request therefor, such (y) other information as the Bank may reasonably request from time to time and (z) additional documents and information requested by the Bank from time to time in order to comply with “know-your-customer” and other anti-money laundering and similar rules and regulations and related policies.

Section 6.2    Notice of Material Events

The Borrower shall furnish or cause to be furnished to the Bank prompt written notice after any officer of the Borrower obtains knowledge of the following, together with a statement of a duly authorized representative (who shall be reasonably acceptable to the Bank) of the Borrower setting forth in reasonable detail the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

(a)    the occurrence of any Default;

(b)    the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting the Borrower that could, in the good faith opinion of the Borrower, reasonably be expected to result in a Material Adverse Effect; and

(c)    the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

Section 6.3    Legal Existence

The Borrower shall maintain its legal existence in good standing in the jurisdiction of its organization and shall maintain its qualification to do business in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

Section 6.4    Insurance

The Borrower shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are customarily insured against by entities engaged in the same or a similar business or as may otherwise be required by the ICA or the SEC (including such fidelity bond coverage as shall be required by Rule 17g 1 promulgated under the ICA or any successor provision and errors and omissions insurance); and furnish to the Bank, promptly following written request therefor, information as to the insurance carried as is reasonably requested by the Bank.

Section 6.5    Payment of Indebtedness and Performance of Obligations

The Borrower shall pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse Effect on the Borrower or (b) give rise to the imposition of a Lien (other than a Permitted Lien) upon any property of the Borrower having a value either individually or in the aggregate in excess of $5,000,000, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, and provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.6    Observance of Legal Requirements

The Borrower shall observe and comply in all material respects with all laws (including the ICA and the Code), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to the Borrower, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.7    Books and Records; Visitation

The Borrower shall (a) keep proper books of record and account in which entries that are complete, true and correct in all material respects in conformity with Applicable Accounting Principles and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities, (b) upon reasonable prior notice (which shall in no event be required to be more than (i) one (1) Business Day prior, at any time that a Default has occurred and is continuing, or (ii) five (5) Business Days prior, at all other times) permit representatives of the Bank to visit the offices of the Borrower and to discuss the properties, assets, income and financial condition of the Borrower with the duly authorized representatives thereof and to inspect the books, property and records of the Borrower (which visits shall be limited to once in any calendar year except during the continuance of an Event of Default), and (c) upon the reasonable request of the Bank, deliver to the Bank a detailed list of assets of the Borrower.

Section 6.8    Purpose of Loans

The Borrower shall use the proceeds of each Loan to make additional investments, including the purchase of investment securities, to leverage its investment portfolio, including the purchase of investment securities, to redeem any Preferred Stock and for temporary liquidity needs and for general working capital needs, provided that (a) in no event shall the proceeds of any Loan be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U or (b) anything other than the Borrower’s general business or working capital purposes, which for the avoidance of doubt, shall permit the redemption of any Preferred Stock.

Section 6.9    Maintenance of Status

The Borrower will maintain at all times its Status.

ARTICLE 7.

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Loan Documents (other than unasserted contingent indemnification obligations) shall have been paid in full, the Borrower covenants and agrees with the Bank that:

Section 7.1    Indebtedness; Senior Securities

(a)    The Borrower will not create, incur, assume or suffer to exist any liability for Indebtedness, except:

(i)    Indebtedness under the Loan Documents,

(ii)    Indebtedness (other than Indebtedness for borrowed money) constituting Financial Contract Liabilities (1) incurred in the ordinary course of business, including for investment purposes, (2) permitted to be incurred in accordance with the Fundamental Policies, and (3) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause (x) the Senior Debt Asset Coverage to be less than 3.00:1.00, (y) the Preferred Asset Coverage to be less than 2.25:1.00, or (z) the Borrower to fail to be in compliance with Section 7.7(b), and

(iii)    Indebtedness to the Custodian (1) incurred for the purposes of clearing and settling purchases and sales of securities, or (2) up to an aggregate amount not to exceed $3,000,000 at any one time outstanding under this clause (2), (A) for temporary or emergency purposes, or (B) related to any foreign exchange transactions, and

(iv)    Indebtedness in respect of judgments or awards that do not constitute an Event of Default, including any unsecured performance bond in respect of such judgments or awards.

(b)    The Borrower will not issue, sell, create, incur, assume or suffer to exist any Senior Security, except:

(i)    Senior Securities Representing Indebtedness permitted by Section 7.1(a), and

(ii)    Preferred Stock, provided that (x) the terms and conditions of such Preferred Stock are in all respects reasonably satisfactory to the Bank, and (y) immediately after giving effect thereto and to any simultaneous repayment of any Indebtedness (A) the Preferred Asset Coverage is not less than 2.25:1.00, and (B) no Default shall exist or would occur under Sections 8.1(a), (b), (h) or (i).

Section 7.2    Liens

The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

(a)    Liens for Taxes, assessments or similar charges for which adequate reserves have been set aside in accordance with Applicable Accounting Principles and which (i) are not delinquent, or (ii) are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest;

(b)    Liens imposed by law for which adequate reserves have been set aside in accordance with Applicable Accounting Principles (i) securing amounts not yet due, or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest;

(c)    Liens arising out of judgments or decrees affecting the property attributable to the Borrower for which adequate reserves have been set aside in accordance with Applicable Accounting Principles and which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement thereof is stayed pending such contest;

(d)    Liens created or arising under the Loan Documents;

(e)    (i) Liens arising under the Custody Agreement and securing obligations (other than Indebtedness) of the Borrower thereunder, to the extent such obligations arose in the ordinary course of business and are permitted by the Control Agreement, and (ii) Liens arising under the Custody Agreement and securing Indebtedness of the Borrower thereunder to the extent such Indebtedness is permitted by Section 7.1 and by the Control Agreement; and

(f)    Liens in respect of obligations arising from any Financial Contract, provided that each such obligation is incurred in the ordinary course of business and in accordance with the Fundamental Policies.

Section 7.3    Fundamental Changes

The Borrower will not (a) consolidate or merge into or with any Person, or (b) in any single transaction or series of related transactions, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property, except that the Borrower may sell Investments in the ordinary course of business.

Section 7.4    Restricted Payments

The Borrower will not declare or make, or allow to be declared or made, any Restricted Payment, except:

(a)    the Borrower may declare or make any Restricted Payment payable solely in shares of the common stock of the Borrower, and

(b)    the Borrower may declare or make any Restricted Payment if, immediately before and after giving effect thereto, either (i) no Event of Default shall exist or would occur, or (ii) no principal of any Loan shall or would be outstanding.

Section 7.5    Fundamental Policies; Valuation

The Borrower will not (a) make or maintain any Investment other than as permitted by the ICA and the Fundamental Policies, (b) amend or otherwise modify the Fundamental Policies, or (c) for purposes of the Loan Documents or financial reporting, value any Investment or other property thereof other than in accordance with GAAP, applicable law (including the ICA) and the Fund’s valuation procedures.

Section 7.6    Amendments and Changes

(a)    The Borrower will not amend or otherwise modify its Organization Documents or the Custody Agreement, in each case in any way which would adversely affect the rights or remedies of the Bank under the Loan Documents.

(b)    The Borrower will not change its fiscal year if such change would have a Material Adverse Effect. Subject to Section 1.3, the Borrower will not change or permit any change in the accounting principles applied to it, except as required by Applicable Accounting Principles, if such change would have a Material Adverse Effect.

Section 7.7    Financial Covenants

(a)    The Borrower will not permit the Senior Debt Asset Coverage to be less than (i) 3.00:1.00 for more than fourteen (14) consecutive Business Days, or (ii) 2.50:1.00 at any time.

(b)    The Borrower shall not at any time permit its Indebtedness to exceed the sum of (A) 50% of (x) the Maximum Borrowing Value of the Borrower’s Margin Stock minus (y) all Ordinary Liabilities to the extent not in excess of the amount determined under clause (x) immediately above, plus (B) the excess, if any, of (x) the Maximum Borrowing Value of the Borrower’s Non-Margin Assets over (y) all Ordinary Liabilities to the extent in excess of the amount determined under clause (A)(x) immediately above.

(c)    The Borrower will not permit the Preferred Asset Coverage to be less than (i) 2.25:1.00 for more than fourteen (14) consecutive Business Days, or (ii) 2.00:1.00 at any time.

Section 7.8    Investment

(a)    The Borrower will not purchase, acquire, or otherwise have exposure to, any Investment, other than Permitted Investments.

(b)    The Borrower will not enter into or otherwise acquire any Financial Contract (i) unless each counterparty thereto or issuer thereof has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s), or (ii) in any case if the Borrower’s liabilities (contingent or otherwise) thereunder would, assuming that the Borrower had segregated assets in an amount necessary to satisfy such liabilities, constitute a Senior Security Representing Indebtedness.

Section 7.9    Sanctions, Anti-Money Laundering and Anti-Corruption

(a)    The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) for the purpose of funding, financing or facilitating any activities or business of or with any Person, or in any country, region or territory, that, at the time of such funding, financing or facilitating, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, lender, advisor, investor, or otherwise).

(b)    The Borrower will not, and will not cause or permit any Subsidiary thereof to, violate any applicable law, rule or regulation regarding Sanctions or money laundering, or any Anti-Terrorism Law or Anti-Corruption Law.

(c)    The Borrower and each Subsidiary thereof shall at all times maintain policies and procedures designed to promote and achieve compliance by each Affected Person with all applicable laws, rules and regulations regarding Sanctions and money laundering, Anti-Terrorism Laws and Anti-Corruption Laws.

ARTICLE 8.

EVENTS OF DEFAULT

Section 8.1    Events of Default

Each of the following shall constitute an “Event of Default”:

(a)    any principal of any Loan shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Section 8.1) payable under any Loan Document shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)    any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any officer, director or other authorized representative thereof in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.3, 6.8 or 6.9 or in Article 7, provided that if any such Event of Default shall result solely from the Borrower’s failure to comply with Section 7.7(a) such Event of Default shall be deemed to be cured if, at any time subsequent to the occurrence of such Event of Default (i) the Borrower has made all payments, and taken all action, in each case, required under Section 2.4(c), and (ii) the Senior Debt Asset Coverage shall be equal to or greater than 3.00:1.00, provided further that if any such Event of Default shall result solely from the Borrower’s failure to comply with Section 7.7(c), such Event of Default shall be deemed to be cured if, at any time subsequent to the occurrence of such Event of Default (i) the Borrower has made all payments, and taken all action, in each case, required under Section 2.4(c), and (ii) the Preferred Asset Coverage shall be equal to or greater than 2.25:1.00;

(e)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Credit Agreement (other than those specified in paragraphs (a), (b) or (d) of this Section 8.1), and such failure shall continue unremedied for a period of thirty (30) days after the Borrower shall have obtained knowledge thereof;

(f)    the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period or notice requirement);

(g)    any event or condition occurs that results in (x) any Preferred Stock becoming subject to any mandatory redemption or that enables or permits the holder or holders of any such Preferred Stock or any trustee or agent on its or their behalf to require the repurchase, redemption or defeasance thereof prior to the Latest Maturity Date, or (y) any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, or the debts of the Borrower, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the assets of the Borrower; and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the Borrower shall (i) voluntarily commence (directly or on its behalf) any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to (directly or on its behalf) the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.1, (iii) apply for or consent to (in either case, directly or on its behalf) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)    the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)    (i) the Investment Adviser shall fail to be GSO / Blackstone Debt Funds Management LLC, or an Affiliate thereof, (ii) the custodian for all of the assets of the Borrower shall fail to be The Bank of New York Mellon, or an Affiliate or a successor-in-interest thereof, (iii) the sole administrator for the Borrower shall fail to be ALPS Funds Services, Inc., or an Affiliate or a successor-in-interest thereof, or (iv) the independent auditors for the Borrower shall fail to be Deloitte & Touche LLP, Ernst & Young LLP, KPMG LLP, or PricewaterhouseCoopers LLP or any successor-in-interest to each of the foregoing;

(l)    (i) GSO / Blackstone Debt Funds Management LLC, shall fail to be an Affiliate of The Blackstone Group L.P., or (ii) there shall occur any assignment (within the meaning of Section 2(a)(4) of the ICA) of the Borrower’s investment advisory agreement;

(m)    one or more judgments for the payment of money (not paid or covered by insurance or other indemnity from a financially sound third party fully capable of honoring such indemnity) in an aggregate amount in excess of the Threshold Amount shall be rendered against the Borrower and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

(n)    any Loan Document shall cease, for any reason other than pursuant to its terms, to be in full force and effect, or with respect to the Borrower, the Borrower shall so assert in writing or shall disavow any of its obligations thereunder;

(o)    the suspension of registration of the Borrower’s shares or the commencement of any proceeding for such purpose;

(p)    the Borrower shall fail to observe or perform (i) any covenant, condition or agreement contained in Section 4(a) or Section 4(h) of the Security Agreement or (ii) any other covenant, condition or agreement contained in any Security Document and such failure shall continue unremedied for a period of thirty (30) days after the Borrower shall have obtained knowledge thereof;

(q)    except as a result of any sale or other transfer of any asset in accordance with the terms of the Loan Documents, any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral (as defined in the Security Agreement) having a value, either individually or in the aggregate, of $2,000,000 or more, with the priority required by the applicable Security Document; or

(r)    the Borrower’s shares shall be suspended from trading on The New York Stock Exchange for more than two (2) consecutive days upon which trading in shares generally occurs on such exchange, or shall be delisted.

Section 8.2    Remedies

If any Event of Default shall occur and be continuing then, and in every such event (other than an event described in paragraph (h) or (i) of Section 8.1), and at any time thereafter during the continuance of such event, the Bank may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (a) declare the Commitments terminated, and thereupon the Commitments shall terminate immediately and/or (b) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event described in paragraph (h) or (i) of Section 8.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE 9.

MISCELLANEOUS

Section 9.1    Notices

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, or sent by electronic transmission in “portable document format”, as follows:

(a)    if to the Borrower, to it at 345 Park Avenue, 31st Floor, New York, NY 10154, Attention: GSO Legal (Telephone: (212) 503-2000; e-mail address: gsolegal@gsocap.com) and John Schmidt (Telephone (212) 503-2177; e-mail address: john.schmidt@gsocap.com); or

(b)    if to the Bank, to it at, (i) in all cases, 40 King Street West, 55th Floor, Toronto, ON Canada M5H 1H1, Attention: Eli Mou (Telephone: (416) 350-1178; Facsimile: (416) 350-1161; e-mail address: eli.mou@scotiabank.com); and (ii) in the case of all notices and other communications pursuant to Article 2, with a copy to 720 King Street, Toronto, Canada M5V2T3, Attention: Mona Nagpaul (Telephone: (416) 649-4066; Facsimile: (416) 350-5725) and Rodel Meneses (Telephone: (416) 645-7167; Facsimile: (416) 350-5725).

Any party hereto may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt (or, if received after 5 p.m. (New York City time) on any Business Day or on a day that is not a Business Day, then on the following Business Day).

Section 9.2    Waivers; Amendments

(a)    No failure or delay by the Bank in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank under the Loan Documents are cumulative and are not exclusive of any rights or remedies that the Bank would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the Bank shall have consented thereto in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Bank may have had notice or knowledge of such Default at the time.

(b)    Neither this Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Bank.

Section 9.3    Expenses; Indemnity; Damage Waiver

(a)    The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Bank and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Bank, in connection with the preparation, negotiation, closing and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and (ii) all reasonable and documented out of pocket costs and expenses incurred by the Bank, including the reasonable fees and disbursements of counsel for the Bank, in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section 9.3, or in connection with the Loans, including all such out of pocket costs and expenses incurred during any workout, restructuring or negotiations, provided that the Borrower will not be liable for the fees, charges and disbursements of more than one separate counsel firm of attorneys and local or regulatory counsel in each applicable jurisdiction.

(b)    The Borrower shall indemnify the Bank and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from all losses, claims, damages, liabilities and related expenses (collectively, “Losses”), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of or as a result of (i) the execution or delivery by the Borrower of any Loan Document or any agreement or instrument contemplated thereby, the performance by the Borrower of its obligations under the Loan Documents or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto. Subject to Section 9.3(c), nothing herein contained shall prevent or prohibit the Borrower from bringing any action against the Bank to recover any Losses suffered by the Borrower to the extent caused by the Bank’s failure to exercise due care in the performance of its obligations under the Loan Documents. The parties hereto expressly agree that, in the absence of gross negligence, bad faith, actual fraud or willful misconduct on the part of the Bank (as found by a final and nonappealable decision of a court of competent jurisdiction), the Bank shall be deemed to have exercised due care.

(c)    To the extent permitted by applicable law, the Borrower agrees that it shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

(d)    All amounts due under this Section 9.3 shall be payable promptly but in no event later than ten (10) days after written demand therefor.

Section 9.4    Successors and Assigns

The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (a) the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (b) the Bank shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Borrower, such consent not to be (i) required during the continuance of any Event of Default under Section 8.1(a), (h) or (i), or (ii) unreasonably withheld, conditioned or delayed, and (c) in the event of any assignment hereunder, such assignment shall not be effective unless and until such assignment is recorded in the Register. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Bank) any legal or equitable right, remedy or claim under or by reason of any Loan Document. Notwithstanding anything to the contrary herein contained, the Bank may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.

Section 9.5    Survival

All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments has not expired or terminated. The provisions of Sections 3.3, 3.7 and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Credit Agreement or any provision hereof.

Section 9.6    Counterparts; Integration; Effectiveness

This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to the Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile transmission or electronic transmission in “portable document format” shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

Section 9.7    Severability

In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.8    Right of Setoff

If an Event of Default shall have occurred and be continuing, the Bank and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter owing under the Loan Documents, irrespective of whether or not it shall have made any demand under any Loan Document and although such obligations may be unmatured. The rights of the Bank under this Section 9.8 are in addition to other rights and remedies (including other rights of set-off) that it may have.

Section 9.9    Governing Law; Jurisdiction; Consent to Service of Process

(a)    THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

Section 9.10    WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11    Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 9.12    Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.12 shall be cumulated, and the interest and the charges payable to the Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Alternate Base Rate to the date of repayment, shall have been received by the Bank.

Section 9.13    Treatment of Certain Information

The Bank agrees to use reasonable precautions to keep confidential, in accordance with the Bank’s customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower pursuant to this Credit Agreement which constitutes any financial statement, list of investments or other assets, financial projections or forecasts, budget, compliance certificate, audit report, draft press release, management letter or accountants’ certification delivered hereunder, and (b) as of any date of determination, was received by the Bank within the immediately preceding two year period (“Information”), provided, however, that nothing herein shall limit the disclosure of any such Information (i) on a confidential basis, to its service providers and Related Parties, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to prospective lenders or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) in connection with any litigation to which the Bank is a party, (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to the Bank on a non-confidential basis from a source other than the Borrower, or (C) was available to the Bank on a non-confidential basis prior to its disclosure to the Bank by the Borrower; and (vii) to the extent the Borrower shall have consented to such disclosure in writing. The Bank acknowledges that Information furnished to it pursuant to this Credit Agreement may include material non-public information concerning the Borrower, its Related Parties or the Borrower’s securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law. Notwithstanding anything to the contrary contained in any Loan Document, no provision thereof shall (1) restrict the Bank from providing information to Federal Reserve supervisory staff, (2) require or permit, without the prior approval of the Federal Reserve, the Bank to disclose to the Borrower or any affiliate that any information will be or was provided to Federal Reserve supervisory staff, or (3) require or permit, without the prior approval of the Federal Reserve, the Bank to inform the Borrower or any affiliate of a current or upcoming Federal Reserve examination or any nonpublic Federal Reserve supervisory initiative or action. Nothing in this Credit Agreement or the Loan Documents shall prevent any of the parties hereto and their respective directors, officers, employees, agents and advisors from disclosing to any and all Persons the Tax treatment and Tax structure of the transactions contemplated by this Credit Agreement.

Section 9.14    USA Patriot Act Notice

The Bank hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Patriot Act.

Section 9.15    Amendment and Restatement; No Novation.

(a)    The Borrower and the Bank hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Credit Agreement, except as otherwise provided in the next paragraph, shall be superseded by this Agreement.

(b)    Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Borrower shall continue to be liable to the Bank and the other Indemnitees with respect to agreements on the part of the Borrower under the Existing Credit Agreement with respect to payments under Articles 2, 3 and 9 for the period prior to the Effective Date and such rights shall continue to be governed by the provisions of the Existing Credit Agreement. Upon the Effective Date all amounts outstanding and owing by the Borrower under the Existing Credit Agreement as of the Effective Date shall constitute obligations hereunder and be governed by the terms hereof.

(c)    This Agreement shall not extinguish the Obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the Liens and security interests existing immediately prior to the Effective Date in favor of the Bank securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a novation of any of the Loan Documents or a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or instruments securing the same, which instruments shall remain and continue in full force and effect. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of the Borrower under the Existing Credit Agreement or any other Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations and liabilities are in all respects continuing with only the terms being modified as provided in this Agreement.

(d)    By execution of this Agreement all parties hereto agree that each of the other Loan Documents is hereby amended such that all references to the Existing Credit Agreement and the obligations of the Borrower thereunder shall be deemed to refer to this Agreement and the continuation of the Borrower’s obligations hereunder.

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be executed by their respective duly authorized representatives as of the date first above written.

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND

By:	/s/ Marisa J. Beeney

Name:	Marisa J. Beeney

Title:	Chief Compliance Officer, Chief Legal
Officer & Secretary

Blackstone / GSO Long-Short Credit Income Fund – Second Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA

By:	/s/ Kevin Chan

Name:	Kevin Chan

Title:	Director

Blackstone / GSO Long-Short Credit Income Fund Second Amended and Restated Credit Agreement

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND EXHIBIT A

FORM OF NOTE

[Date]

New York, New York

FOR VALUE RECEIVED, Blackstone / GSO Long-Short Credit Income Fund, a Delaware statutory trust (the “Borrower”), hereby promises to pay The Bank of Nova Scotia (the “Bank”) the unpaid principal amount of the Loans made by the Bank to the Borrower, in the amounts and at the times set forth in the Second Amended and Restated Credit Agreement, dated as of July 25, 2019, between the Borrower and the Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and to pay interest from the date hereof on the principal balance of such Loans from time to time outstanding, until such principal is paid, at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Bank specified in the Credit Agreement, or at such other place as the Bank may specify from time to time, in lawful money of the United States of America in immediately available funds. Each capitalized term used herein and not herein defined shall have the meaning ascribed thereto by the Credit Agreement.

The Loans evidenced by this Second Amended and Restated Note (“Note”) are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. This Note is subject to, and should be construed in accordance with, the provisions of the Credit Agreement, and is entitled to the benefits of any collateral security set forth in the Loan Documents.

The Bank is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Bank may attach thereto, (a) the date, the amount, the Interest Period and the Applicable Rate for each Loan, and (b) the date and amount of each repayment thereof. The entries made in such schedule shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations hereunder, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Loan Documents.

Except as may be specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

Whenever in this Note any Person is referred to, such reference shall be deemed to include the successors and permitted assigns of such Person. The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). No failure or delay by the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither

Blackstone / GSO Long-Short Credit Income Fund – Note

this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Bank.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All communications and notices hereunder shall be in writing and given as provided in Section 9.1 of the Credit Agreement.

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court, such Federal court, and any such appellate court. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Note against the Borrower, or any of its property, in the courts of any jurisdiction.

The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in the preceding paragraph hereof. The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

The Borrower irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Bank to serve process in any other manner permitted by law.

THE BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

2

Blackstone / GSO Long-Short Credit Income Fund – Note

This Note is subject to Section 1.4 of the Credit Agreement. This Note amends and restates in its entirety the Amended and Restated Note, dated June 20, 2018, made by the Borrower and payable to the Bank (the “Existing Note”). Nothing contained herein or in any other agreement between the Borrower and the Bank has caused, or shall be deemed to cause, the repayment or other extinguishment of the debt evidenced by the Existing Note.

[signature page follows]

3

Blackstone / GSO Long-Short Credit Income Fund – Note

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized representative on the date first above written.

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND

By:
Name:
Title:

Blackstone / GSO Long-Short Credit Income Fund – Note

SCHEDULE TO NOTE

Date	Amount of Loan	Interest Period	Applicable Rate	Amount of principal paid or prepaid	Notation made by

Blackstone / GSO Long-Short Credit Income Fund – Note

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND EXHIBIT B

FORM OF WRITTEN BORROWING REQUEST

[Date]

The Bank of Nova Scotia

40 King Street West, 55th Floor

Toronto, ON, Canada M5H 1H1

Attn: Eli Mou

The Bank of Nova Scotia

720 King Street

Toronto, Canada M5V2T3

Attn: Mona Nagpaul and Rodel Meneses

Gentlemen/Ladies:

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 25, 2019, between Blackstone / GSO Long-Short Credit Income Fund, a Delaware statutory trust, and The Bank of Nova Scotia (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

[For a Borrowing Request submitted in connection with a borrowing under Section 2.2(a)]1

1.

Pursuant to Section 2.2(a) of the Credit Agreement, the undersigned hereby gives notice of its intention to borrow a Loan (the “Proposed Borrowing”) under the Credit Agreement, and in connection therewith sets forth below the information relating to such borrowing as required by Section 2.2(a) of the Credit Agreement:

(a)	The aggregate amount of the Proposed Borrowing is $________.

(b)	The date (which shall be a Business Day) of such Proposed Borrowing is _________________, 20___ (the “Proposed Borrowing Date”).

(c)	The Proposed Borrowing is to be a [Tranche A Loan] [Tranche B Loan].

(d)	The Proposed Borrowing is to be [an ABR Loan][a LIBOR Loan having an Interest Period of ___________].

(e)	Proceeds of the Proposed Borrowing are to be wired or otherwise transferred to: [Specify exact wire or transfer instructions].

[1]

If no new borrowing is requested by the submission of this Borrowing Request, delete the opening paragraph and the numbered paragraphs comprising this section. If a new borrowing is hereby requested, complete as appropriate.

Blackstone / GSO Long-Short Credit Income Fund – Written Borrowing Request

2.	The Senior Debt Asset Coverage is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Senior Debt Asset Coverage

______:1.00

3.	The Preferred Asset Coverage is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Preferred Asset Coverage

______:1.00

4.	The Borrower hereby certifies that:

(a)	on and as of the date hereof, no Default has occurred and is continuing, and

(b)

on and as of the Proposed Borrowing Date, (i) immediately before and after giving effect to the Proposed Borrowing, no Default shall have occurred and be continuing, and (ii) the representations and warranties of the Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such specific date).

[For a Borrowing Request submitted in connection with a conversion or continuation under Section 2.2(b)]2

1.

Pursuant to Section 2.2(b) of the Credit Agreement, the undersigned hereby gives notice of its intention to [convert all or any portion of an ABR Loan to a LIBOR Loan][convert all or any portion of a LIBOR Loan to an ABR Loan][continue all or any portion of a LIBOR Loan as a LIBOR Loan having an additional Interest Period] (the “Proposed [Conversion][Continuation]”) under the Credit Agreement, and in connection therewith sets forth below the information relating to such borrowing as required by Section 2.2(b) of the Credit Agreement:

(a)	The aggregate amount of the Loan to be [converted][continued] is $________. Such Loan is a [Tranche A Loan] [Tranche B Loan] and a[n] [ABR Loan][LIBOR Loan].

(b)	The date (which shall be a Business Day) of such Proposed [Conversion][Continuation] is _________________, 20___.

[2]

If no conversion or continuation of an existing Loan is requested by the submission of this Borrowing Request, delete the opening paragraph and the numbered paragraphs comprising this section. If a conversion or continuation is hereby requested, complete as appropriate.

2

Blackstone / GSO Long-Short Credit Income Fund – Written Borrowing Request

(c)

The Loan to be [converted][continued] shall be [converted into [an ABR Loan][a LIBOR Loan having an Interest Period of ___________]] [continued as a LIBOR Loan having an Interest Period of ____________].

[signature page follows]

3

Blackstone / GSO Long-Short Credit Income Fund – Written Borrowing Request

IN WITNESS WHEREOF, the undersigned has caused this Written Borrowing Request to be executed by its duly authorized representative as of the date first above written.

Very truly yours,

BLACKSTONE/ GSO LONG-SHORT CREDIT INCOME FUND

By:
Name:
Title:

Blackstone / GSO Long-Short Credit Income Fund – Written Borrowing Request

SCHEDULE A

Detailed Calculations

Blackstone / GSO Long-Short Credit Income Fund – Written Borrowing Request

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND EXHIBIT C

FORM OF CLOSING CERTIFICATE

[Date]

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 25, 2019, between Blackstone / GSO Long-Short Credit Income Fund, a Delaware statutory trust (the “Borrower”), and The Bank of Nova Scotia (the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined. This Certificate is being delivered pursuant to Section 5.1(d) of the Credit Agreement.

The undersigned hereby certifies that:

I am the duly elected or appointed, as the case may be, and qualified Secretary of the Borrower.

Since June 20, 2018, there have been no changes to any of the following:

(a)	Certificate of Trust of the Borrower;

(b)	Amended and Restated Agreement and Declaration of Trust;

(c)	By-Laws of the Borrower;

(d)	Prospectus, Statement of Additional Information and Registration Statement of the Borrower; and

(e)	Custody Agreement.

Attached hereto as Annex A are true, complete and correct copies of the resolutions of the Board approving each Loan Document to which the Borrower is a party and the transactions contemplated thereby, all of which are in full force and effect on the date hereof.

The following persons are duly elected or appointed, as the case may be, and qualified authorized officers of the Borrower, in each case having the title set forth below, and the signatures appearing opposite their respective names are the genuine signatures of such persons3:

Name	Title	Signature
Daniel H. Smith, Jr.	Chairman, Chief Executive Officer & President
Robert Zable	Executive Vice President & Assistant Secretary

[3]	Borrower to confirm names and titles.

Blackstone / GSO Long-Short Credit Income Fund – Closing Certificate

Marisa J. Beeney	Chief Compliance Officer, Chief Legal Officer & Secretary
Dohyun (Doris) Lee- Silvestri	Chief Financial Officer & Treasurer
Jane Lee	Public Relations Officer

[signature page follows]

Blackstone / GSO Long-Short Credit Income Fund – Closing Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND

By:
Name:	Marisa J. Beeney
Title:	Chief Compliance Officer, Chief Legal Officer & Secretary

Blackstone / GSO Long-Short Credit Income Fund – Closing Certificate

The undersigned hereby certifies that:

1.    Marisa J. Beeney4 is the duly elected or appointed, as the case may be, and qualified Secretary of the Borrower.

2.    The representations and warranties of the Borrower set forth in each Loan Document to which it is a party are true and correct on and as of the Effective Date (or, if any such representation and warranty is expressly stated to have been made as of a specific earlier date, as of such specific date).

3.    No Default has occurred and is continuing as of the Effective Date.

4.    Attached hereto as Annex B is a true, complete and correct copy of the most recent Schedule of Investments of the Borrower.

5.    Attached hereto as Annex C are true, complete and correct copies of the most recent annual audited financial reports of the Borrower.

[signature page follows]

[4]	Borrower to confirm.

Blackstone / GSO Long-Short Credit Income Fund – Closing Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND

By:
Name:	Robert Zable[5]
Title:	Executive Vice President & Assistant Secretary

[5]	Borrower to confirm

Blackstone / GSO Long-Short Credit Income Fund – Closing Certificate

ANNEX A

Resolutions

Blackstone / GSO Long-Short Credit Income Fund – Closing Certificate

ANNEX B

Schedule of Investments

Blackstone / GSO Long-Short Credit Income Fund – Closing Certificate

ANNEX C

Financial Statements

Blackstone / GSO Long-Short Credit Income Fund – Closing Certificate

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND EXHIBIT D	FR U-1 OMB Number 7100-0011 Approval expires June 30, 2021 Page 1 of 2

Board of Governors of the Federal Reserve System

Statement of Purpose for an Extension of Credit Secured by Margin Stock—FR U-1

THE BANK OF NOVA SCOTIA

Name of Bank

This form is required by law (15 U.S.C. §§ 78g and 78w; 12 C.F.R. § 221).

The term “margin stock” is defined in Regulation U (12 C.F.R. § 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Part I

To be completed by borrower(s)

Please print or type (if space is inadequate, attach separate sheet).

1.	What is the amount of the credit being extended? SEE ATTACHMENT A

2.	Will any part of this credit be used to purchase or carry margin stock? ☒ Yes ☐ No

If the answer is “No,” describe the specific purpose of the credit.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed: BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND		Signed:

Borrower’s Signature	Date	Borrower’s Signature	Date

Print or Type Name		Print or Type Name

This form should not be signed if blank.

This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0011), Washington, DC 20503.

06/2018

FR U-1

Part II

To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I (2) answered “yes”).

1.

List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 percent of its current market value under the current Supplement to Regulation U.

No. of Shares	Issue	Market Price Per Share	Date and Source of Valuation[1]	Total Market Value Per Issue
SEE ATTACHMENT A

2.

List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 percent of the current market value under the current Supplement to Regulation U.

Principal Amount	Issue	Market Price	Date and Source of Valuation[1]	Total Market Value Per Issue
SEE ATTACHMENT A

3.	List other collateral including nonmargin stock securing this credit.

Describe Briefly	Market Price	Date and Source of Valuation[1]	Good Faith Loan Value
SEE ATTACHMENT A

Part III

To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U2; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed:    THE BANK OF NOVA SCOTIA

Bank Officer’s Signature	Date

Print or Type Name	Title

1.

Bank need not complete fields for Date and source of valuation if the market value was obtained from regularly published information in either a journal of general circulation or an automated quotation system.

2.

To accept the customer’s statement in good faith, the duly authorized representative of the creditor must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.

06/2018

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND EXHIBIT D

ATTACHMENT A

TO

FEDERAL RESERVE FORM U-1

This Attachment A forms a part of the Federal Reserve Form U-1 that is being executed in connection with the Second Amended and Restated Credit Agreement, dated as of July 25, 2019, between BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND, a Delaware statutory trust (the “Borrower”) and THE BANK OF NOVA SCOTIA (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

The amount of credit being extended is up to $122,000,000.

The Borrower is an investment company registered under the Investment Company Act of 1940, as amended.

All or a substantial portion of the Borrower’s assets may be “margin stock” (within the meaning of Regulation U). Although the obligations of the Borrower under the Credit Agreement and the other agreements and instruments executed and delivered in connection therewith are not directly secured by any such collateral, it may be the case that such obligations would be considered to be “indirectly secured” (within the meaning of Regulation U) by margin stock.

A list of assets of the Borrower shall be provided at such times, and in such detail, as is required by Regulation U.

Blackstone / GSO Long-Short Credit Income Fund – Federal Reserve Form FR U-1 (Attachment A)

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 25, 2019, between Blackstone / GSO Long-Short Credit Income Fund, a Delaware statutory trust and The Bank of Nova Scotia (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined. This Certificate is being delivered pursuant to Section 6.1(d) of the Credit Agreement.

The undersigned, an authorized representative of the Borrower, hereby certifies that as of [fill in the appropriate calendar month], [[no Default has occurred and is continuing][the following Default[s] [has/have] occurred and [is/are] continuing: _____________________].]

1.    The Senior Debt Asset Coverage is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Senior Debt Asset Coverage

______:1.00

2. If Senior Debt Asset Coverage is lower than 3.00:1:00, Senior Debt Asset Coverage [has][has not] been lower than 3.00:1.00 for more than fourteen (14) consecutive Business Days, any of which fell within the preceding month, or 2.50:1:00 at any time.

3.    The Preferred Asset Coverage is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Preferred Asset Coverage

______:1.00

4.    If Preferred Asset Coverage is lower than 2.25:1.00, Preferred Asset Coverage [has][has not] been lower than 2.25:1.00 for more than fourteen (14) consecutive Business Days, any of which fell within the preceding month, or 2.00:1.00 at any time.

5.    The Borrower has not purchased or acquired, and does not otherwise have exposure to, any Investment, other than Permitted Investments.

6.   Indebtedness of the Borrower does not exceed the sum of (A) 50% of (x) the Maximum Borrowing Value of the Borrower’s Margin Stock minus (y) all Ordinary Liabilities to the extent not in excess of the amount determined under clause (x) immediately above, plus (B) the excess, if any, of (x) the Maximum Borrowing Value of the Borrower’s Non-Margin Assets over (y) all Ordinary Liabilities to the extent in excess of the amount determined under clause (A)(x) immediately above.

Blackstone / GSO Long-Short Credit Income Fund – Compliance Certificate

7.    The Borrower has not entered into or otherwise acquired any Financial Contract (1) unless each counterparty thereto or issuer thereof has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s) or (2) in any case if the Borrower’s liabilities (contingent or otherwise) thereunder would, assuming that the Borrower had segregated assets in an amount necessary to satisfy all of such liabilities, constitute a Senior Security Representing Indebtedness.

[signature page follows]

2

Blackstone / GSO Long-Short Credit Income Fund – Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [Date].

BLACKSTONE/GSO LONG-SHORT CREDIT INCOME FUND
By:
Name:
Title:

Blackstone / GSO Long-Short Credit Income Fund – Compliance Certificate

SCHEDULE A

Detailed Calculations

Blackstone / GSO Long-Short Credit Income Fund – Compliance Certificate

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND—EXHIBIT F

FORM OF BORROWING BASE REPORT

[Date]

The Bank of Nova Scotia

40 King Street West, 55th Floor

Toronto, ON, Canada M5H 1H1

Attn: Eli Mou

The Bank of Nova Scotia

720 King Street

Toronto, Canada M5V2T3

Attn: Mona Nagpaul and Rodel Meneses

Gentlemen/Ladies:

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 25, 2019, among Blackstone / GSO Long-Short Credit Income Fund, a Delaware statutory trust (the “Borrower”), and The Bank of Nova Scotia (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

This Borrowing Base Report is delivered to you pursuant to [Section 2.2(a), 5.1(f), 6.1(d) or 6.1(e)] of the Credit Agreement. The Borrower hereby certifies to you as follows:

(a)	as of the close of business on [Date][6] (the “Notice Time”), the Borrowing Base was $____________ (the “Applicable Borrowing Base”),

(b)	Annex 1 attached hereto is a true and accurate detailed calculation of the Applicable Borrowing Base,

(c)	the aggregate outstanding principal balance of the Loans [[immediately AFTER giving effect to the making of the Loans requested in the Borrowing Request

[6]

For a Borrowing Base Report delivered pursuant to Section 2.2(a) of the Credit Agreement, this date should be the Business Day immediately preceding the proposed borrowing date. For a Borrowing Base Report delivered pursuant to Section 5.1(f) of the Credit Agreement, this date should be the Business Day immediately preceding the Effective Date. For a Borrowing Base Report delivered pursuant to Section 6.1(d) of the Credit Agreement, this date should be the last Business Day of the immediately preceding calendar month. For a Borrowing Base Report delivered pursuant to Section 6.1(e) of the Credit Agreement, this date should be as of the close of business on the date of such request.

Blackstone / GSO Long-Short Credit Income Fund –Borrowing Base Report

dated __________][7] or [at the Notice Time]8]: $_____________________ (the “Applicable Loan Amount”), and

(d)	the Applicable Borrowing Base [is less than][equals][exceeds] the Applicable Loan Amount.

[signature page follows]

[7]	For use when borrowing.
[8]	For periodic or requested reporting.

Blackstone / GSO Long-Short Credit Income Fund – Borrowing Base Report

IN WITNESS WHEREOF, the undersigned has executed his Borrowing Base Report as of the date first above written.

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND

By:
Name:
Title:

Blackstone / GSO Long-Short Credit Income Fund – Borrowing Base Report

Annex 1

to

Borrowing Base Report

[This Annex 1 must be in the following form, or such other form as shall have been agreed to by the Borrower and the Bank]

A.	Value of all Cash Equivalents:			$

B.	Value of all U.S. Government Securities (other than any Cash Equivalents):			$

C.	Value of all Eligible Commercial Paper:			$

D.	Value of all Class A1 Loans, Class A2 Loans and Tier 1 Bonds:			$

E.	Value of all Class B1 Loans, Class B2 Loans and Tier 2 Bonds:			$

F.	Value of all Eligible Equity Securities and Tier 3 Bonds:			$

G.	Value of all Eligible Tier 4 Bonds:			$

H.	100% of A:			$	[9]

I.	95% of B:			$	[10]

J.	90% of C:			$	[11]

K.	75% of D:			$	[12]

L.	60% of E:			$	[13]

M.	50% of F:			$	[14]

N.	20% of G:			$	[15]

O.	Sum of H plus I plus J plus K plus L plus M plus N:			$

P.	7.5% of O			$

Q.	List (by Issuer) the aggregate value (to the extent included in O) attributable to investments of such Issuer ONLY if such aggregate value exceeds P:

	Issuer	Aggregate Value

	[ ]	$ minus P:	$

	[ ]	$ minus P:	$

		Total	$

R.	O minus Q			$	[16]

[9]	Clause (i) of Borrowing Base definition

[10]	Clause (ii) of Borrowing Base definition

[11]	Clause (iii) of Borrowing Base definition

[12]	Clause (iv) of Borrowing Base definition

[13]	Clause (v) of Borrowing Base definition

[14]	Clause (vi) of Borrowing Base definition

[15]	Clause (vii) of Borrowing Base definition

[16]	Adjustment referred to in clause (1) of Borrowing Base definition

Blackstone / GSO Long-Short Credit Income Fund – Borrowing Base Report

S.	5.0% of O			$

T.	List (by Issuer) the aggregate value (to the extent included in R) attributable to investments of such Issuer (excluding up to three (3) separate Issuers) ONLY if such aggregate value exceeds S:

	Issuer	Aggregate Value

	[ ]	$ minus S:	$

	[ ]	$ minus S:	$

		Total	$

U.	R minus T			$		[17]

V.	25% of O				$

W.	List (by Bloomberg industry group classifications) the aggregate value (to the extent included in U) attributable to investments in a single industry group ONLY if such aggregate value exceeds V:

	Industry Group	Aggregate Value

	[ ]	$ minus V:	$

	[ ]	$ minus V:	$

		Total	$

X.	U minus W			$		[18]

Y.	20% of O				$

Z.	List (by Bloomberg industry group classifications) the aggregate value (to the extent included in X) attributable to investments in a single industry group (excluding up to two (2) such separate industries) ONLY if such aggregate value exceeds Y:

	Industry Group	Aggregate Value

	[ ]	$ minus Y:	$

	[ ]	$ minus Y:	$

		Total	$

AA.	X minus Z			$		[19]

BB.	20% of O				$

CC.	The aggregate value (to the extent included in AA) attributable to investments in all Issuers other than U.S. Issuers ONLY if such aggregate value exceeds BB:				$

DD.	AA minus CC			$		[20]

EE.	20% of O				$

[17]	Adjustment referred to in clause (2) of Borrowing Base definition

[18]	Adjustment referred to in clause (3) of Borrowing Base definition

[19]	Adjustment referred to in clause (4) of Borrowing Base definition

[20]	Adjustment referred to in clause (5) of Borrowing Base definition

Blackstone / GSO Long-Short Credit Income Fund – Borrowing Base Report

FF.	The aggregate value (to the extent included in DD) attributable to investments denominated or otherwise priced in a currency other than Dollars ONLY if such aggregate value exceeds EE:	$

GG.	DD minus FF	$	[21]

HH.	10% of O	$

II.	The aggregate value (to the extent included in GG) attributable to Class A1 Loans and Class B1 Loans that, in either case, are unrated by both S&P and Moody’s ONLY if such aggregate value exceeds HH:	$

JJ.	GG minus II	$	[22]

KK.	25% of O	$

LL.	The aggregate value (to the extent included in JJ) attributable to Class A1 Loans and Class B1 Loans that, in either case, are rated CCC+ or lower by S&P or Caal or lower by Moody’s ONLY if such aggregate value exceeds KK:	$

MM.	JJ minus LL	$	[23]

NN.	20% of O	$

OO.	The aggregate value (to the extent included in MM) attributable to Class A2 Loans and Class B2 Loans ONLY if such aggregate value exceeds NN:	$

PP.	MM minus OO	$	[24]

QQ.	5% of O	$

RR.	The aggregate value (to the extent included in PP) attributable to Tier 4 Bonds ONLY if such aggregate value exceeds QQ:	$

SS.	PP minus RR	$	[25]

TT.	The aggregate value (to the extent included in SS) of all investments in the sovereign debt of one or more Restricted Nations	$

UU.	SS minus TT (the “Borrowing Base”)	$	[26]

[21]	Adjustment referred to in clause (6) of Borrowing Base definition

[22]	Adjustment referred to in clause (7) of Borrowing Base definition

[23]	Adjustment referred to in clause (8) of Borrowing Base definition

[24]	Adjustment referred to in clause (9) of Borrowing Base definition

[25]	Adjustment referred to in clause (10) of Borrowing Base definition

[26]	Adjustment referred to in clause (11) of Borrowing Base definition

Blackstone / GSO Long-Short Credit Income Fund – Borrowing Base Report